Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	October 16, 2014
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, President & Chief Executive Officer
David A. Dykstra, Senior Executive Vice President & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Record Third Quarter 2014 Net Income of $40.2 million and Record Year-to-Date 2014 Net Income of $113.3 million
ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust” or “the Company”) (Nasdaq: WTFC) announced net income of $40.2 million or $0.79 per diluted common share for the third quarter of 2014 compared to net income of $38.5 million or $0.76 per diluted common share for the second quarter of 2014 and $35.6 million or $0.71 per diluted common share for the third quarter of 2013. The Company recorded net income of $113.3 million or $2.23 per diluted common share for the first nine months of 2014 compared to net income of $101.9 million or $2.05 per diluted common share for the first nine months of 2013.
Highlights compared with the Second Quarter of 2014*:

•	Total loans, excluding covered loans and mortgage loans held-for-sale, increased by $302 million, or 9% on annualized basis, to $14.1 billion

•	Total deposits increased by $509 million, or 13% on an annualized basis, to $16.1 billion

•	Net interest income increased by $2.5 million to $151.7 million, however, net interest margin, on a fully-taxable equivalent basis, decreased by 16 basis points to 3.46%

•	Mortgage banking revenue increased by $2.9 million to $26.7 million

•	The allowance for loan losses as a percentage of total non-performing loans increased to 112% from 104%

•	Non-performing loans as a percent of total loans, excluding covered loans, decreased to 0.58% from 0.64%

•	Capital ratios remain strong with a tangible common equity ratio, assuming full conversion of preferred stock, of 8.6%

•	Completed acquisition of 12 bank branches in Wisconsin through two separate branch transactions.

* See "Supplemental Financial Measures/Ratios" on page 15/16 for more information on non-GAAP measures.

Edward J. Wehmer, President and Chief Executive Officer, commented, “Wintrust reported record net income for the third quarter of 2014. The current quarter was characterized by strong loan and deposit growth, increased net interest income, improved credit quality metrics and increased mortgage banking revenue."
Mr. Wehmer continued, “The Company grew total loans, excluding covered loans and mortgage loans held-for-sale, by $302 million in the third quarter, including $120 million of loans acquired in relation to the two separate Wisconsin branch transactions. This increase in loan volume drove higher net interest income in the current quarter despite a decline in net interest margin. The loan pipeline, an indicator of future loan balance growth, remains consistently strong."

Mr. Wehmer added, "Net interest margin declined primarily as a result of increased interest expense related to the subordinated debt issued in June, a reduction in commercial and commercial real estate loan yields, excess liquidity resulting from acquisitions during the period, and run-off of the covered loan portfolio. The $140 million subordinated debt issuance completed in June 2014 strengthened our capital ratios and cash position but reduced the net interest margin in the third quarter by six basis points. The acquisitions in the third quarter added approximately $300 million of liquidity, which resulted in a three basis point reduction to the net interest margin. Competitive pricing in the commercial and commercial real estate markets negatively impacted the net interest margin by four basis points while the run-off of covered loans reduced the net interest margin by an additional three basis points in the third quarter."

Commenting on credit quality, Mr. Wehmer noted, “The Company has continued its practice of timely addressing and resolving non-performing credits. Credit quality metrics improved in the current quarter including a reduction in the level of non-performing assets, increased allowance for loan losses coverage of non-performing loans and decreased net charge-offs. Our current credit quality metrics rival the pre-credit crisis levels reported between 2005 and 2008. However, we are able to carry a slightly lower ratio of allowance for loan losses to total loans than during the pre-credit crisis period as the result of the fact that the mix of the Company's loan portfolio is now more heavily weighted toward niche and purchased loans which historically require lower reserves. The niche and purchased components of our total loan portfolio now comprise 39% as compared to 23% of the total loan portfolio at December 31, 2005. Our current loan portfolio is comprised of a core portion totaling $8.5 billion with a 94 basis point allowance for loan losses and a niche and purchased component totaling $5.5 billion that only requires 20 basis points of allowance for loan losses. We believe that the Company's reserves remain appropriate."

Mr. Wehmer further commented, “Our mortgage banking business continued its positive momentum in the third quarter resulting in an increase in mortgage banking revenue of $2.9 million as compared to the second quarter of 2014. The increase in mortgage banking revenue was primarily a result of higher origination volumes in the current quarter as purchase originations were supplemented by increased refinancing activity. We believe that our mortgage banking business remains well positioned to grow both organically and through acquisitions. The wealth management business units continue their successful expansion, increasing revenue on a year-to-date basis by 13% over last year. Focus on expense control remains a priority, as most of the increase in non-interest expense compared to the previous quarter was in variable compensation components and acquisition related."

Turning to the future, Mr. Wehmer stated, “We expanded our franchise in the third quarter through the acquisition of a bank branch in Pewaukee, Wisconsin and the acquisition of 11 other Wisconsin bank branches from Talmer Bank & Trust. Additionally, we recently signed an agreement to acquire Delavan Bancshares which will continue to expand our footprint in southern Wisconsin, adding four bank branches. Evaluating strategic acquisitions of this nature and organic branch growth will continue to be a part of our overall growth strategy. Our pipelines for both internal growth and external growth remain consistently strong. Growing franchise value, increasing profitability, leveraging our expense infrastructure and increasing shareholder value continue to be our main objectives."

The graphs below illustrate certain highlights of the third quarter of 2014.

The graph below illustrates certain historical credit quality metrics, excluding covered loans, from 2004 to the third quarter of 2014.

Historical Credit Quality Metrics, excluding covered loans
4.00
3.00
2.00
1.00
0.00
%
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
Non-Performing Loans as a Percent of Total Loans, excluding covered loans
ALLL as a Percent of Total Loans, excluding covered loans
Net Charge Offs as a Percent of Average Total Loans, excluding covered loans

Wintrust’s key operating measures and growth rates for the third quarter of 2014, as compared to the sequential and linked quarters, are shown in the table below:

				% or(5) basis point (bp)change from 2nd Quarter 2014		% or basis point (bp) change from 3rd Quarter 2013
	Three Months Ended
(Dollars in thousands)	September 30, 2014	June 30, 2014	September 30, 2013
Net income	$40,224	$38,541	$35,563	4%		13%
Net income per common share – diluted	$0.79	$0.76	$0.71	4%		11%
Net revenue (1)	$209,622	$203,282	$196,444	3%		7%
Net interest income	$151,670	$149,180	$141,782	2%		7%
Net interest margin (2)	3.46%	3.62%	3.57%	(16)	bp	(11)	bp
Net overhead ratio (2) (3)	1.67%	1.74%	1.65%	(7)	bp	2	bp
Efficiency ratio (2) (4)	65.76%	65.36%	64.60%	40	bp	116	bp
Return on average assets	0.83%	0.84%	0.81%	(1)	bp	2	bp
Return on average common equity	8.09%	8.03%	7.85%	6	bp	24	bp
Return on average tangible common equity	10.59%	10.43%	10.27%	16	bp	32	bp
At end of period
Total assets	$19,169,345	$18,895,681	$17,682,548	6%		8%
Total loans, excluding loans held-for-sale, excluding covered loans	$14,052,059	$13,749,996	$12,581,039	9%		12%
Total loans, including loans held-for-sale, excluding covered loans	$14,415,362	$14,113,623	$12,915,384	8%		12%
Total deposits	$16,065,246	$15,556,376	$14,647,446	13%		10%
Total shareholders’ equity	$2,028,508	$1,998,235	$1,873,566	6%		8%

(1)	Net revenue is net interest income plus non-interest income.

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period's average total assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Period-end balance sheet percentage changes are annualized.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern for decision-making purposes underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s web site at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

Financial Performance Overview – Third Quarter 2014

For the third quarter of 2014, net interest income totaled $151.7 million, an increase of $2.5 million as compared to the second quarter of 2014 and an increase of $9.9 million as compared to the third quarter of 2013. The changes in net interest income on both a sequential and linked quarter basis are the result of the following:

•	Net interest income increased $2.5 million in the third quarter of 2014 compared to the second quarter of 2014, due to:

◦
An increase in total interest income of $4.1 million in the third quarter of 2014 compared to the second quarter of 2014 resulting primarily from loan growth and one additional day in the quarter, partially offset by a decline in the yield on loans.

◦
Interest expense in the third quarter of 2014 compared to the second quarter of 2014 increased $1.6 million primarily as a result of the issuance of subordinated notes at the end of the second quarter of 2014 and one additional day in the quarter, partially offset by improvement in funding mix shown by a higher proportion of non-interest bearing deposits in the current quarter.

•	Net interest income increased $9.9 million in the third quarter of 2014 compared to the third quarter of 2013, due to:

◦
Average loans, excluding covered loans, for the third quarter of 2014 increased by $1.2 billion compared to the third quarter of 2013. The growth in average loans, excluding covered loans, was partially offset by a 15 basis point decline in the yield on earning assets, resulting in an increase in total interest income of $9.5 million in the third quarter of 2014 compared to the prior year quarter.

◦
Funding mix improved as average demand deposits increased $681.8 million, average interest bearing deposits increased $878.1 million and average wholesale borrowings decreased by $146.1 million in the third quarter of 2014 compared to the third quarter of 2013. The change in funding mix, partially offset by the issuance of subordinated notes at the end of the second quarter of 2014, resulted in a four basis point decrease in the yield on average interest bearing liabilities which created a $380,000 decrease in interest expense.

◦
Combined, the increase in interest income of $9.5 million and the reduction of interest expense by $380,000 created the $9.9 million increase in net interest income in the third quarter of 2014 compared to the third quarter of 2013.

The net interest margin, on a fully taxable equivalent basis, for the third quarter of 2014 was 3.46% compared to 3.62% for the second quarter of 2014 and 3.57% for the third quarter of 2013 (see "Net Interest Income" section later in this release for further detail).

Non-interest income totaled $58.0 million in the third quarter of 2014, increasing $3.9 million, or 7%, compared to the second quarter of 2014 and increasing $3.3 million, or 6%, compared to the third quarter of 2013. The increase in non-interest income in the third quarter of 2014 compared to the second quarter of 2014 is primarily attributable to an increase in mortgage banking revenue, partially offset by slightly lower wealth management revenues. The increase in non-interest income in the third quarter of 2014 compared to the third quarter of 2013 was primarily attributable to an increase in wealth management and mortgage banking revenues, fees from covered call options and trading gains, partially offset by lower interest rate swap fees (see "Non-Interest Income" section later in this release for further detail).
Non-interest expense totaled $138.5 million in the third quarter of 2014, increasing $4.9 million, or 4%, compared to the second quarter of 2014 and increasing $11.3 million, or 9%, compared to the third quarter of 2013. The increase in the current quarter compared to the second quarter of 2014 can be primarily attributed to higher salary and employee benefit costs from higher expenses on variable pay based arrangements and increased salaries caused by the addition of employees from the various acquisitions and larger staffing as the Company grows, as well as increased equipment and occupancy expenses, partially offset by a decrease in OREO expenses. The increase in the third quarter of 2014 compared to the third quarter of 2013 was primarily attributable to higher salary and employee benefit costs and increased occupancy, equipment and marketing expenses, partially offset by a decrease in OREO expenses (see "Non-Interest Expense" section later in this release for further detail).

Financial Performance Overview – First Nine Months of 2014

For the first nine months of 2014, net interest income totaled $444.9 million, an increase of $36.5 million as compared to the first nine months of 2013. The changes in net interest income on a linked quarter basis are the result of the following:

•	Net interest income increased $36.5 million in the first nine months of 2014 compared to the first nine months of 2013, due to:

◦
Average earning assets for the first nine months of 2014 increased by $1.1 billion compared to the first nine months of 2013. This was primarily comprised of average loan growth, excluding covered loans, of $1.1 billion and an increase of $152.3 million in the average balance of liquidity management assets, partially offset by a decrease of $194.2 million in the average balance of covered loans. The growth in average total loans, excluding covered loans, included an increase of $541.2 million in commercial loans, $293.9 million in commercial real estate loans, $236.6 million in commercial premium finance receivables, $204.6 million in life insurance premium finance receivables and $4.7 million in home equity and other loans, partially offset by a decrease of $134.9 million in mortgage loans held-for-sale.

◦
The average earning asset growth of $1.1 billion in the first nine months of 2014, partially offset by a three basis point decrease in yield on earning assets, resulted in an increase in total interest income of $28.4 million in the first nine months of 2014 compared to the first nine months of 2013.

◦
Funding mix improved as average interest bearing deposits increased $555.6 million, average demand deposits increased $540.6 million and average wholesale borrowings decreased $112.5 million in the first nine months of 2014 compared to the first nine months of 2013. The change in the funding mix resulted in a 10 basis point decrease in the yield on average interest bearing liabilities which created a $8.1 million decrease in interest expense.

◦
Combined, the increase in interest income of $28.4 million and the reduction of interest expense by $8.1 million created the $36.5 million increase in net interest income in the first nine months of 2014 compared to the first nine months of 2013.

The net interest margin, on a fully taxable equivalent basis, for the first nine months of 2014 was 3.56%, compared to 3.49% for the first nine months of 2013 (see "Net Interest Income" section later in this release for further detail).
Non-interest income totaled $157.6 million in the first nine months of 2014, decreasing $18.5 million, or 10%, compared to the first nine months of 2013. The decrease in non-interest income in the first nine months of 2014 compared to the first nine months of 2013 was primarily attributable to a decrease in mortgage banking revenues, fees on interest rate swap transactions and higher trading losses, partially offset by higher wealth management revenues (see "Non-Interest Income" section later in this release for further detail).
Non-interest expense totaled $403.4 million in the first nine months of 2014, increasing $27.9 million, or 7%, compared to the first nine months of 2013. The increase compared to the first nine months of 2013 was primarily attributable to increases in salary, occupancy, equipment and OREO expenses (see "Non-Interest Expense" section later in this release for further detail).

Financial Performance Overview – Credit Quality

The ratio of non-performing assets to total assets was 0.69% as of September 30, 2014, compared to 0.79% at June 30, 2014, and 1.01% at September 30, 2013. Non-performing assets, excluding covered assets, totaled $131.7 million at September 30, 2014, compared to $148.5 million at June 30, 2014 and $179.0 million at September 30, 2013.

Non-performing loans, excluding covered loans, totaled $81.1 million, or 0.58% of total loans, at September 30, 2014, compared to $88.7 million, or 0.64% of total loans, at June 30, 2014 and $123.3 million, or 0.98% of total loans, at September 30, 2013. Compared to June 30, 2014, non-performing loans, excluding covered loans, decreased primarily as a result of a $9.3 million decrease in non-performing loans within the commercial real-estate loan portfolio, partially offset by a $3.9 million increase in non-performing loans within the commercial loan portfolio. The decrease in non-performing loans, excluding covered loans, compared to September 30, 2013 is primarily the result of a $28.7 million decrease in the commercial real-estate loan portfolio, a $7.4 million decrease in the commercial loan portfolio and a $5.2 million decrease in the home equity loan portfolio. OREO, excluding covered OREO, of $50.4 million at September 30, 2014 decreased $9.2 million compared to $59.6 million at June 30, 2014 and decreased $4.9 million compared to $55.3 million at September 30, 2013. The decrease in OREO during the third quarter of 2014 compared to the second quarter of 2014 is primarily attributable to the resolution of OREO during the period totaling $12.2 million, partially offset by the transfer to OREO of certain properties totaling $3.2 million.

The provision for credit losses, excluding the provision for covered loan losses, totaled $6.0 million for the third quarter of 2014 compared to $6.8 million for the second quarter of 2014 and $11.6 million for the third quarter of 2013. The decrease in the third quarter of 2014 compared to the second quarter of 2014 and the third quarter of 2013 is primarily attributable to improved credit quality metrics during the period.

Net charge-offs as a percentage of loans, excluding covered loans, for the third and second quarter of 2014 totaled 19 basis points on an annualized basis compared to 34 basis points on an annualized basis in the third quarter of 2013. Net charge-offs totaled $7.0 million in the third quarter of 2014, a slight increase compared to $6.6 million in the second quarter of 2014. Compared to the third quarter of 2013, net charge-offs decreased $4.3 million from $11.3 million primarily as a result of a $2.5 million and $2.0 million decrease in net charge-offs within the commercial real-estate and commercial loan portfolios, respectively.

Excluding the allowance for covered loan losses, the allowance for credit losses decreased $1.3 million in the third quarter of 2014, totaling $91.8 million, or 0.65% of total loans, at September 30, 2014 compared to $93.1 million, or 0.68% of total loans at June 30, 2014. At September 30, 2013, the allowance for credit losses, excluding the allowance for covered loan losses, totaled $108.5 million, or 0.86% of total loans. The allowance for unfunded lending-related commitments totaled $822,000 as of September 30, 2014 compared to $884,000 as of June 30, 2014 and $1.3 million as of September 30, 2013. The decrease from the third quarter of 2013 is primarily attributable to the expiration of one letter of credit during the fourth quarter of 2013.

Financial Performance Overview – Earnings Per Share

The following table shows the computation of basic and diluted earnings per share for the periods indicated:

		Three Months Ended			Nine Months Ended
(In thousands, except per share data)		September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net income		$40,224	$38,541	$35,563	$113,265	$101,922
Less: Preferred stock dividends and discount accretion		1,581	1,581	1,581	4,743	6,814
Net income applicable to common shares—Basic	(A)	38,643	36,960	33,982	108,522	95,108
Add: Dividends on convertible preferred stock, if dilutive		1,581	1,581	1,581	4,743	6,744
Net income applicable to common shares—Diluted	(B)	40,224	38,541	35,563	113,265	101,852
Weighted average common shares outstanding	(C)	46,639	46,520	39,331	46,453	37,939
Effect of dilutive potential common shares:
Common stock equivalents		1,166	1,327	7,346	1,274	7,263
Convertible preferred stock, if dilutive		3,075	3,075	3,477	3,075	4,500
Weighted average common shares and effect of dilutive potential common shares	(D)	50,880	50,922	50,154	50,802	49,702
Net income per common share:
Basic	(A/C)	$0.83	$0.79	$0.86	$2.34	$2.51
Diluted	(B/D)	$0.79	$0.76	$0.71	$2.23	$2.05

Potentially dilutive common shares can result from stock options, restricted stock unit awards, stock warrants, the Company’s convertible preferred stock, tangible equity unit shares and shares to be issued under the Employee Stock Purchase Plan and the Directors Deferred Fee and Stock Plan, being treated as if they had been either exercised or issued, computed by application of the treasury stock method. While potentially dilutive common shares are typically included in the computation of diluted earnings per share, potentially dilutive common shares are excluded from this computation in periods in which the effect would reduce the loss per share or increase the income per share. For diluted earnings per share, net income applicable to common shares can be affected by the conversion of the Company’s convertible preferred stock. Where the effect of this conversion would reduce the loss per share or increase the income per share, net income applicable to common shares is not adjusted by the associated preferred dividends.

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended			Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Selected Financial Condition Data (at end of period):
Total assets	$19,169,345	$18,895,681	$17,682,548
Total loans, excluding loans held-for-sale and covered loans	14,052,059	13,749,996	12,581,039
Total deposits	16,065,246	15,556,376	14,647,446
Junior subordinated debentures	249,493	249,493	249,493
Total shareholders’ equity	2,028,508	1,998,235	1,873,566
Selected Statements of Income Data:
Net interest income	$151,670	$149,180	$141,782	$444,856	408,319
Net revenue (1)	209,622	203,282	196,444	602,439	584,355
Net income	40,224	38,541	35,563	113,265	101,922
Net income per common share – Basic	$0.83	$0.79	$0.86	$2.34	$2.51
Net income per common share – Diluted	$0.79	$0.76	$0.71	$2.23	$2.05
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.46%	3.62%	3.57%	3.56%	3.49%
Non-interest income to average assets	1.20%	1.19%	1.24%	1.14%	1.36%
Non-interest expense to average assets	2.87%	2.93%	2.89%	2.92%	2.89%
Net overhead ratio (2) (3)	1.67%	1.74%	1.65%	1.78%	1.54%
Efficiency ratio (2) (4)	65.76%	65.36%	64.60%	66.65%	64.12%
Return on average assets	0.83%	0.84%	0.81%	0.82%	0.79%
Return on average common equity	8.09%	8.03%	7.85%	7.86%	7.57%
Return on average tangible common equity (2)	10.59%	10.43%	10.27%	10.25%	9.93%
Average total assets	$19,127,346	$18,302,942	$17,489,571	$18,474,609	$17,344,319
Average total shareholders’ equity	2,020,903	1,971,656	1,853,122	1,972,425	1,843,633
Average loans to average deposits ratio (excluding covered loans)	90.1%	90.4%	91.3%	90.0%	88.9%
Average loans to average deposits ratio (including covered loans)	91.8%	92.3%	94.3%	91.9%	92.3%
Common Share Data at end of period:
Market price per common share	$44.67	$46.00	$41.07
Book value per common share (2)	$40.74	$40.21	$38.09
Tangible common book value per share (2)	$31.60	$31.64	$29.89
Common shares outstanding	46,691,047	46,552,905	39,731,043
Other Data at end of period:(8)
Leverage Ratio (5)	10.0%	10.5%	10.5%
Tier 1 capital to risk-weighted assets (5)	11.5%	11.7%	12.3%
Total capital to risk-weighted assets (5)	12.9%	13.2%	13.1%
Tangible common equity ratio (TCE) (2)(7)	7.9%	8.0%	7.9%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.6%	8.7%	8.7%
Allowance for credit losses (6)	$91,841	$93,137	$108,455
Non-performing loans	$81,070	$88,650	$123,261
Allowance for credit losses to total loans (6)	0.65%	0.68%	0.86%
Non-performing loans to total loans	0.58%	0.64%	0.98%
Number of:
Bank subsidiaries	15	15	15
Banking offices	139	127	119

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excludes the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets.

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

(In thousands)	(Unaudited) September 30, 2014	December 31, 2013	(Unaudited) September 30, 2013
Assets
Cash and due from banks	$260,694	$253,408	$322,866
Federal funds sold and securities purchased under resale agreements	26,722	10,456	7,771
Interest bearing deposits with banks	620,370	495,574	681,834
Available-for-sale securities, at fair value	1,782,648	2,176,290	1,781,883
Trading account securities	6,015	497	259
Federal Home Loan Bank and Federal Reserve Bank stock	80,951	79,261	76,755
Brokerage customer receivables	26,624	30,953	29,253
Mortgage loans held-for-sale	363,303	334,327	334,345
Loans, net of unearned income, excluding covered loans	14,052,059	12,896,602	12,581,039
Covered loans	254,605	346,431	415,988
Total loans	14,306,664	13,243,033	12,997,027
Less: Allowance for loan losses	91,019	96,922	107,188
Less: Allowance for covered loan losses	2,655	10,092	12,924
Net loans	14,212,990	13,136,019	12,876,915
Premises and equipment, net	555,241	531,947	517,942
FDIC indemnification asset	27,359	85,672	100,313
Accrued interest receivable and other assets	494,213	569,619	576,121
Trade date securities receivable	285,627	—	—
Goodwill	406,604	374,547	357,309
Other intangible assets	19,984	19,213	18,982
Total assets	$19,169,345	$18,097,783	$17,682,548
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$3,253,477	$2,721,771	$2,622,518
Interest bearing	12,811,769	11,947,018	12,024,928
Total deposits	16,065,246	14,668,789	14,647,446
Federal Home Loan Bank advances	347,500	417,762	387,852
Other borrowings	51,483	255,104	248,416
Subordinated notes	140,000	—	10,000
Junior subordinated debentures	249,493	249,493	249,493
Trade date securities payable	—	303,088	—
Accrued interest payable and other liabilities	287,115	302,958	265,775
Total liabilities	17,140,837	16,197,194	15,808,982
Shareholders’ Equity:
Preferred stock	126,467	126,477	126,500
Common stock	46,766	46,181	39,992
Surplus	1,129,975	1,117,032	1,118,550
Treasury stock	(3,519)	(3,000)	(8,290)
Retained earnings	771,519	676,935	643,228
Accumulated other comprehensive loss	(42,700)	(63,036)	(46,414)
Total shareholders’ equity	2,028,508	1,900,589	1,873,566
Total liabilities and shareholders’ equity	$19,169,345	$18,097,783	$17,682,548

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Interest income
Interest and fees on loans	$156,534	$151,984	$150,810	$455,548	$438,907
Interest bearing deposits with banks	409	319	229	977	1,209
Federal funds sold and securities purchased under resale agreements	12	6	4	22	23
Available-for-sale securities	12,767	13,309	9,224	39,190	27,335
Trading account securities	20	5	14	34	27
Federal Home Loan Bank and Federal Reserve Bank stock	733	727	687	2,171	2,064
Brokerage customer receivables	201	200	200	610	562
Total interest income	170,676	166,550	161,168	498,552	470,127
Interest expense
Interest on deposits	12,298	11,759	12,524	35,980	40,703
Interest on Federal Home Loan Bank advances	2,641	2,705	2,729	7,989	8,314
Interest on other borrowings	200	510	910	1,460	3,196
Interest on subordinated notes	1,776	354	40	2,130	151
Interest on junior subordinated debentures	2,091	2,042	3,183	6,137	9,444
Total interest expense	19,006	17,370	19,386	53,696	61,808
Net interest income	151,670	149,180	141,782	444,856	408,319
Provision for credit losses	5,864	6,660	11,114	14,404	42,183
Net interest income after provision for credit losses	145,806	142,520	130,668	430,452	366,136
Non-interest income
Wealth management	17,659	18,222	16,057	52,694	46,777
Mortgage banking	26,691	23,804	25,682	66,923	87,561
Service charges on deposit accounts	6,084	5,688	5,308	17,118	15,136
(Losses) gains on available-for-sale securities, net	(153)	(336)	75	(522)	328
Fees from covered call options	2,107	1,244	285	4,893	2,917
Trading gains (losses), net	293	(743)	(1,655)	(1,102)	1,170
Other	5,271	6,223	8,910	17,579	22,147
Total non-interest income	57,952	54,102	54,662	157,583	176,036
Non-interest expense
Salaries and employee benefits	85,976	81,963	78,007	247,873	234,745
Equipment	7,570	7,223	6,593	22,196	19,190
Occupancy, net	10,446	9,850	9,079	31,289	26,639
Data processing	4,765	4,543	4,884	14,023	13,841
Advertising and marketing	3,528	3,558	2,772	9,902	7,534
Professional fees	4,035	4,046	3,378	11,535	10,790
Amortization of other intangible assets	1,202	1,156	1,154	3,521	3,438
FDIC insurance	3,211	3,196	3,245	9,358	9,692
OREO expense, net	581	2,490	2,499	7,047	3,163
Other	17,186	15,566	15,637	46,662	46,522
Total non-interest expense	138,500	133,591	127,248	403,406	375,554
Income before taxes	65,258	63,031	58,082	184,629	166,618
Income tax expense	25,034	24,490	22,519	71,364	64,696
Net income	$40,224	$38,541	$35,563	$113,265	$101,922
Preferred stock dividends and discount accretion	1,581	1,581	1,581	4,743	6,814
Net income applicable to common shares	$38,643	$36,960	$33,982	$108,522	$95,108
Net income per common share - Basic	$0.83	$0.79	$0.86	$2.34	$2.51
Net income per common share - Diluted	$0.79	$0.76	$0.71	$2.23	$2.05
Cash dividends declared per common share	$0.10	$0.10	$0.09	$0.30	$0.18
Weighted average common shares outstanding	46,639	46,520	39,331	46,453	37,939
Dilutive potential common shares	4,241	4,402	10,823	4,349	11,763
Average common shares and dilutive common shares	50,880	50,922	50,154	50,802	49,702

SUPPLEMENTAL FINANCIAL MEASURES/RATIOS
The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity ratio, tangible common book value per share and return on average tangible common equity. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability.

The following table presents a reconciliation of certain non-GAAP performance measures and ratios used by the Company to evaluate and measure the Company’s performance to the most directly comparable GAAP financial measures for the last five quarters.

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars and shares in thousands)	2014	2014	2014	2013	2013	2014	2013
Calculation of Net Interest Margin and Efficiency Ratio
(A) Interest Income (GAAP)	$170,676	$166,550	$161,326	$160,582	$161,168	$498,552	$470,127
Taxable-equivalent adjustment:
- Loans	315	281	231	226	241	827	616
- Liquidity Management Assets	502	489	455	347	361	1,445	1,060
- Other Earning Assets	11	2	4	(1)	7	17	12
Interest Income - FTE	$171,504	$167,322	$162,016	$161,154	$161,777	$500,841	$471,815
(B) Interest Expense (GAAP)	19,006	17,370	17,320	18,274	19,386	53,696	61,808
Net interest income - FTE	$152,498	$149,952	$144,696	$142,880	$142,391	$447,145	$410,007
(C) Net Interest Income (GAAP) (A minus B)	$151,670	$149,180	$144,006	$142,308	$141,782	$444,856	$408,319
(D) Net interest margin (GAAP)	3.45%	3.60%	3.59%	3.51%	3.55%	3.54%	3.48%
Net interest margin - FTE	3.46%	3.62%	3.61%	3.53%	3.57%	3.56%	3.49%
(E) Efficiency ratio (GAAP)	66.02%	65.61%	69.27%	66.15%	64.80%	66.90%	64.30%
Efficiency ratio - FTE	65.76%	65.36%	69.02%	65.95%	64.60%	66.65%	64.12%
(F) Net Overhead Ratio (GAAP)	1.67%	1.74%	1.93%	1.79%	1.65%	1.78%	1.54%
Calculation of Tangible Common Equity ratio (at period end)
Total shareholders’ equity	$2,028,508	$1,998,235	$1,940,143	$1,900,589	$1,873,566
(G) Less: Preferred stock	(126,467)	(126,467)	(126,477)	(126,477)	(126,500)
Less: Intangible assets	(426,588)	(398,615)	(391,775)	(393,760)	(376,291)
(H) Total tangible common shareholders’ equity	$1,475,453	$1,473,153	$1,421,891	$1,380,352	$1,370,755
Total assets	$19,169,345	$18,895,681	$18,221,163	$18,097,783	$17,682,548
Less: Intangible assets	(426,588)	(398,615)	(391,775)	(393,760)	(376,291)
(I) Total tangible assets	$18,742,757	$18,497,066	$17,829,388	$17,704,023	$17,306,257
Tangible common equity ratio (H/I)	7.9%	8.0%	8.0%	7.8%	7.9%
Tangible common equity ratio, assuming full conversion of preferred stock ((H-G)/I)	8.6%	8.7%	8.7%	8.5%	8.7%
Calculation of book value per share
Total shareholders’ equity	$2,028,508	$1,998,235	$1,940,143	$1,900,589	$1,873,566
Less: Preferred stock	(126,467)	(126,467)	(126,477)	(126,477)	(126,500)
(J) Total common equity	$1,902,041	$1,871,768	$1,813,666	$1,774,112	$1,747,066
Actual common shares outstanding	46,691	46,553	46,259	46,117	39,731
Add: TEU conversion shares	—	—	—	—	6,133
(K) Common shares used for book value calculation	46,691	46,553	46,259	46,117	45,864
Book value per share (J/K)	$40.74	$40.21	$39.21	$38.47	$38.09
Tangible common book value per share (H/K)	$31.60	$31.64	$30.74	$29.93	$29.89
Calculation of return on average common equity
(L) Net income applicable to common shares	38,643	36,960	32,919	33,707	33,982	108,522	95,108
Add: After-tax intangible asset amortization	739	708	712	726	705	2,159	2,102
(M) Tangible net income applicable to common shares	39,382	37,668	33,631	34,433	34,687	110,681	97,210
Total average shareholders' equity	2,020,903	1,971,656	1,923,649	1,895,498	1,853,122	1,972,425	1,843,633
Less: Average preferred stock	(126,467)	(126,473)	(126,477)	(126,484)	(136,278)	(126,472)	(162,904)
(N) Total average common shareholders' equity	1,894,436	1,845,183	1,797,172	1,769,014	1,716,844	1,845,953	1,680,729
Less: Average intangible assets	(419,125)	(396,425)	(392,703)	(391,791)	(376,667)	(402,848)	(371,697)
(O) Total average tangible common shareholders’ equity	1,475,311	1,448,758	1,404,469	1,377,223	1,340,177	1,443,105	1,309,032
Return on average common equity, annualized (L/N)	8.09%	8.03%	7.43%	7.56%	7.85%	7.86%	7.57%
Return on average tangible common equity, annualized (M/O)	10.59%	10.43%	9.71%	9.92%	10.27%	10.25%	9.93%

LOANS
Loan Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2014	December 31, 2013	September 30, 2013	From (1) December 31, 2013	From September 30, 2013
Balance:
Commercial	$3,689,671	$3,253,687	$3,109,121	18%	19%
Commercial real-estate	4,510,375	4,230,035	4,146,110	9	9
Home equity	720,058	719,137	736,620	—	(2)
Residential real-estate	470,319	434,992	397,707	11	18
Premium finance receivables - commercial	2,377,892	2,167,565	2,150,481	13	11
Premium finance receivables - life insurance	2,134,405	1,923,698	1,869,739	15	14
Consumer and other(2)	149,339	167,488	171,261	(14)	(13)
Total loans, net of unearned income, excluding covered loans	$14,052,059	$12,896,602	$12,581,039	12%	12%
Covered loans	254,605	346,431	415,988	(35)	(39)
Total loans, net of unearned income	$14,306,664	$13,243,033	$12,997,027	11%	10%
Mix:
Commercial	26%	25%	24%
Commercial real-estate	31	32	32
Home equity	5	5	6
Residential real-estate	3	3	3
Premium finance receivables - commercial	17	16	16
Premium finance receivables - life insurance	15	15	14
Consumer and other(2)	1	1	2
Total loans, net of unearned income, excluding covered loans	98%	97%	97%
Covered loans	2	3	3
Total loans, net of unearned income	100%	100%	100%

(1)	Annualized

(2)	Includes autos, boats, snowmobiles and other indirect consumer loans.

As of September 30, 2014		% of Total Balance	Nonaccrual	> 90 Days Past Due and Still Accruing	Allowance For Loan Losses Allocation

(Dollars in thousands)	Balance
Commercial:
Commercial and industrial	$2,070,827	25.3%	$10,430	$—	$17,651
Franchise	238,300	2.9	—	—	1,989
Mortgage warehouse lines of credit	121,585	1.5	—	—	1,042
Community Advantage - homeowner associations	99,595	1.2	—	—	4
Aircraft	6,146	0.1	—	—	7
Asset-based lending	781,927	9.5	25	—	5,815
Tax exempt	205,150	2.5	—	—	1,107
Leases	145,439	1.8	—	—	13
Other	11,403	0.1	—	—	95
PCI - commercial loans (1)	9,299	0.1	—	863	189
Total commercial	$3,689,671	45.0%	$10,455	$863	$27,912
Commercial Real-Estate:
Residential construction	$30,237	0.4%	$—	$—	$522
Commercial construction	159,808	1.9	425	—	2,406
Land	101,239	1.2	2,556	—	2,782
Office	699,340	8.5	7,366	—	5,267
Industrial	627,886	7.7	2,626	—	4,535
Retail	725,890	8.9	6,205	—	5,990
Multi-family	677,971	8.3	249	—	5,038
Mixed use and other	1,427,386	17.4	7,936	—	12,112
PCI - commercial real-estate (1)	60,618	0.7	—	14,294	7
Total commercial real-estate	$4,510,375	55.0%	$27,363	$14,294	$38,659
Total commercial and commercial real-estate	$8,200,046	100.0%	$37,818	$15,157	$66,571

Commercial real-estate - collateral location by state:
Illinois	$3,742,411	83.0%
Wisconsin	440,046	9.8
Total primary markets	$4,182,457	92.8%
Florida	82,577	1.8
Arizona	10,414	0.2
Indiana	89,254	2.0
Other (no individual state greater than 0.5%)	145,673	3.2
Total	$4,510,375	100.0%

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

DEPOSITS
Deposit Portfolio Mix and Growth Rates

				% Growth
(Dollars in thousands)	September 30, 2014	December 31, 2013	September 30, 2013	From (1) December 31, 2013	From September 30, 2013
Balance:
Non-interest bearing	$3,253,477	$2,721,771	$2,622,518	26%	24%
NOW and interest bearing demand deposits	2,086,099	1,953,882	1,922,906	9	8
Wealth Management deposits (2)	1,212,317	1,013,850	1,099,509	26	10
Money Market	3,744,682	3,359,999	3,423,413	15	9
Savings	1,465,250	1,392,575	1,318,147	7	11
Time certificates of deposit	4,303,421	4,226,712	4,260,953	2	1
Total deposits	$16,065,246	$14,668,789	$14,647,446	13%	10%
Mix:
Non-interest bearing	20%	19%	18%
NOW and interest bearing demand deposits	13	13	13
Wealth Management deposits (2)	8	7	8
Money Market	23	23	23
Savings	9	9	9
Time certificates of deposit	27	29	29
Total deposits	100%	100%	100%

(1)	Annualized

(2)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

Time Certificates of Deposit
Maturity/Re-pricing Analysis
As of September 30, 2014

(Dollars in thousands)	CDARs & Brokered Certificates of Deposit (1)	MaxSafe Certificates of Deposit (1)	Variable Rate Certificates of Deposit (2)	Other Fixed Rate Certificates of Deposit (1)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (3)
1-3 months	$80,052	$77,966	$156,916	$578,561	$893,495	0.45%
4-6 months	95,586	55,503	—	543,488	694,577	0.85%
7-9 months	69,396	32,297	—	516,980	618,673	0.75%
10-12 months	36,459	39,888	—	515,125	591,472	0.81%
13-18 months	2,168	30,946	—	527,831	560,945	0.91%
19-24 months	201,652	8,460	—	228,897	439,009	0.97%
24+ months	41,000	19,535	—	444,715	505,250	1.19%
Total	$526,313	$264,595	$156,916	$3,355,597	$4,303,421	0.81%

(1)	This category of certificates of deposit is shown by contractual maturity date.

(2)	This category includes variable rate certificates of deposit and savings certificates with the majority repricing on at least a monthly basis.

(3)	Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

NET INTEREST INCOME
The following table presents a summary of Wintrust’s average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the third quarter of 2014 compared to the second quarter of 2014 (sequential quarters) and third quarter of 2013 (linked quarters), respectively:

	Average Balance for three months ended,			Interest for three months ended,			Yield/Rate for three months ended,
(Dollars in thousands)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	June 30, 2014	September 30, 2013
Liquidity management assets(1)(2)(7)	$2,814,720	$2,607,980	$2,262,839	$14,423	$14,850	$10,504	2.03%	2.28%	1.84%
Other earning assets(2)(3)(7)	28,702	27,463	27,426	232	207	221	3.21	3.02	3.19
Loans, net of unearned income(2)(4)(7)	14,359,467	13,710,535	13,113,138	151,540	145,169	142,085	4.19	4.25	4.30
Covered loans	262,310	292,553	435,961	5,309	7,096	8,967	8.03	9.73	8.16
Total earning assets(7)	$17,465,199	$16,638,531	$15,839,364	$171,504	$167,322	$161,777	3.90%	4.03%	4.05%
Allowance for loan and covered loan losses	(96,463)	(98,255)	(126,164)
Cash and due from banks	237,402	232,716	209,539
Other assets	1,521,208	1,529,950	1,566,832
Total assets	$19,127,346	$18,302,942	$17,489,571

Interest-bearing deposits	$12,695,780	$12,284,444	$11,817,636	$12,298	$11,759	$12,524	0.38%	0.38%	0.42%
Federal Home Loan Bank advances	380,083	446,778	454,563	2,641	2,705	2,729	2.76	2.43	2.38
Other borrowings	54,653	148,135	256,318	200	510	910	1.45	1.38	1.41
Subordinated notes	140,000	27,692	10,000	1,776	354	40	5.07	5.06	1.57
Junior subordinated notes	249,493	249,493	249,493	2,091	2,042	3,183	3.28	3.24	4.99
Total interest-bearing liabilities	$13,520,009	$13,156,542	$12,788,010	$19,006	$17,370	$19,386	0.56%	0.53%	0.60%
Non-interest bearing deposits	3,233,937	2,880,501	2,552,182
Other liabilities	352,497	294,243	296,257
Equity	2,020,903	1,971,656	1,853,122
Total liabilities and shareholders’ equity	$19,127,346	$18,302,942	$17,489,571
Interest rate spread(5)(7)							3.34%	3.50%	3.45%
Net free funds/contribution(6)	$3,945,190	$3,481,989	$3,051,354				0.12%	0.12%	0.12%
Net interest income/ margin(7)				$152,498	$149,952	$142,391	3.46%	3.62%	3.57%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the three months ended September 30, 2014, June 30, 2014 and September 30, 2013 were $828,000, $772,000 and $609,000, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

Net interest margin declined 16 basis points from 3.62% in the second quarter of 2014 to 3.46% in the third quarter of 2014 primarily as a result of increased interest expense related to the subordinated debt issued in June 2014, a reduction in commercial and commercial real estate loan yields, excess liquidity resulting from acquisitions during the period, and run-off of the covered loan portfolio. The $140 million subordinated debt issuance completed in June 2014 strengthened our capital ratios and cash position but reduced the net interest margin in the third quarter by six basis points. The acquisitions in the third quarter added approximately $300 million of liquidity, which resulted in a three basis point reduction to the net interest margin. Competitive pricing in the commercial and commercial real estate markets negatively impacted the net interest margin by four basis points while the run-off of covered loans reduced the net interest margin by an additional three basis points in the third quarter.

The following table presents a summary of Wintrust's average balances, net interest income and related net interest margins, calculated on a fully tax-equivalent basis, for the nine months ended September 30, 2014 compared to the nine months ended September 30, 2013:

	Average Balance for nine months ended,		Interest for nine months ended,		Yield/Rate for nine months ended,
(Dollars in thousands)	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Liquidity management assets(1)(2)(7)	$2,690,422	$2,538,131	$43,805	$31,690	2.18%	1.67%
Other earning assets(2)(3)(7)	28,363	25,815	661	602	3.12	3.12
Loans, net of unearned income(2)(4)(7)	13,786,669	12,640,610	437,030	410,964	4.24	4.35
Covered loans	293,349	487,581	19,345	28,559	8.82	7.83
Total earning assets(7)	$16,798,803	$15,692,137	$500,841	$471,815	3.99%	4.02%
Allowance for loan and covered loan losses	(101,624)	(125,950)
Cash and due from banks	231,199	217,503
Other assets	1,546,231	1,560,629
Total assets	$18,474,609	$17,344,319

Interest-bearing deposits	$12,369,241	$11,813,674	$35,980	$40,703	0.39%	0.46%
Federal Home Loan Bank advances	405,246	434,557	7,989	8,314	2.64	2.56
Other borrowings	148,549	275,425	1,460	3,196	1.31	1.55
Subordinated notes	56,410	12,711	2,130	151	5.03	1.57
Junior subordinated notes	249,493	249,493	6,137	9,444	3.24	4.99
Total interest-bearing liabilities	$13,228,939	$12,785,860	$53,696	$61,808	0.54%	0.64%
Non-interest bearing deposits	2,948,961	2,408,365
Other liabilities	324,284	306,461
Equity	1,972,425	1,843,633
Total liabilities and shareholders’ equity	$18,474,609	$17,344,319
Interest rate spread(5)(7)					3.45%	3.38%
Net free funds/contribution(6)	$3,569,864	$2,906,277			0.11%	0.11%
Net interest income/ margin(7)			$447,145	$410,007	3.56%	3.49%

(1)	Liquidity management assets include available-for-sale securities, interest earning deposits with banks, federal funds sold and securities purchased under resale agreements.

(2)
Interest income on tax-advantaged loans, trading securities and securities reflects a tax-equivalent adjustment based on a marginal federal corporate tax rate of 35%. The total adjustments for the nine months ended September 30, 2014, and September 30, 2013 were $2.3 million and $1.7 million, respectively.

(3)	Other earning assets include brokerage customer receivables and trading account securities.

(4)	Loans, net of unearned income, include loans held-for-sale and non-accrual loans.

(5)	Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.

(6)
Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

(7)	See “Supplemental Financial Measures/Ratios” for additional information on this performance ratio.

Interest Rate Sensitivity
As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates using many different interest rate scenarios.
The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases of 100 and 200 basis points and a decrease of 100 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenarios at September 30, 2014, December 31, 2013 and September 30, 2013 is as follows:

Static Shock Scenarios	+200 Basis Points	+100 Basis Points	-100 Basis Points
September 30, 2014	13.7%	6.2%	(11.1)%
December 31, 2013	13.0%	5.7%	(12.9)%
September 30, 2013	13.6%	6.2%	(11.4)%

Ramp Scenarios	+200 Basis Points	+100 Basis Points	-100 Basis Points
September 30, 2014	5.0%	2.6%	(5.0)%
December 31, 2013	5.0%	2.4%	(5.0)%
September 30, 2013	5.8%	3.0%	(5.1)%
These results indicate that the Company has positioned its balance sheet to benefit from a rise in interest rates. This analysis also indicates that the Company would benefit to a greater magnitude should a rise in interest rates be significant (i.e. 200 basis points) and immediate (Static Shock Scenario).

NON-INTEREST INCOME
The following table presents non-interest income by category for the periods presented:

	Three Months Ended
	September 30,	June 30,	September 30,	Q3 2014 compared to Q2 2014		Q3 2014 compared to Q3 2013
(Dollars in thousands)	2014	2014	2013	$ Change	% Change	$ Change	% Change
Brokerage	$7,185	$8,270	$7,388	$(1,085)	(13)%	$(203)	(3)%
Trust and asset management	10,474	9,952	8,669	522	5	1,805	21
Total wealth management	17,659	18,222	16,057	(563)	(3)	1,602	10
Mortgage banking	26,691	23,804	25,682	2,887	12	1,009	4
Service charges on deposit accounts	6,084	5,688	5,308	396	7	776	15
(Losses) gains on available-for-sale securities, net	(153)	(336)	75	183	54	(228)	NM
Fees from covered call options	2,107	1,244	285	863	69	1,822	NM
Trading gains (losses), net	293	(743)	(1,655)	1,036	NM	1,948	NM
Other:
Interest rate swap fees	1,207	1,192	2,183	15	1	(976)	(45)
Bank Owned Life Insurance	652	675	625	(23)	(3)	27	4
Administrative services	990	938	943	52	6	47	5
Miscellaneous	2,422	3,418	5,159	(996)	(29)	(2,737)	(53)
Total Other	5,271	6,223	8,910	(952)	(15)	(3,639)	(41)
Total Non-Interest Income	$57,952	$54,102	$54,662	$3,850	7%	$3,290	6%
NM - Not Meaningful

	Nine months ended		$ Change	% Change
(Dollars in thousands)	September 30, 2014	September 30, 2013
Brokerage	$22,546	$22,080	$466	2
Trust and asset management	30,148	24,697	5,451	22
Total wealth management	52,694	46,777	5,917	13
Mortgage banking	66,923	87,561	(20,638)	(24)
Service charges on deposit accounts	17,118	15,136	1,982	13
(Losses) gains on available-for-sale securities, net	(522)	328	(850)	NM
Fees from covered call options	4,893	2,917	1,976	68
Trading (losses) gains, net	(1,102)	1,170	(2,272)	NM
Other:
Interest rate swap fees	3,350	6,092	(2,742)	(45)
Bank Owned Life Insurance	2,039	2,372	(333)	(14)
Administrative services	2,786	2,512	274	11
Miscellaneous	9,404	11,171	(1,767)	(16)
Total Other	17,579	22,147	(4,568)	(21)
Total Non-Interest Income	$157,583	$176,036	$(18,453)	(10)
NM - Not Meaningful

The significant changes in non-interest income for the quarter ended September 30, 2014 compared to the quarters ended June 30, 2014 and September 30, 2013 are discussed below.

Wealth management revenue totaled $17.7 million in the third quarter of 2014 compared to $18.2 million in the second quarter of 2014, a decrease of 3%, and $16.1 million in the third quarter of 2013, an increase of 10%. The decrease during the current quarter as compared to the second quarter of 2014 is primarily due to higher brokerage commissions earned in the second quarter partially offset by higher trust and asset management revenues due to growth in assets under management from new customers and market appreciation in the current quarter. The increase in the current quarter as compared to the prior year quarter is primarily a result of growth in assets under management from new customers and market appreciation. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors and the brokerage commissions, money managed fees and insurance product commissions at Wayne Hummer Investments.

For the quarter ended September 30, 2014, mortgage banking revenue totaled $26.7 million, an increase of $2.9 million, or 12%, when compared to the second quarter of 2014, and an increase of $1.0 million, or 4%, when compared to the third quarter of 2013. The increase in mortgage banking revenue in the third quarter of 2014 as compared to the second quarter of 2014 and prior year period resulted primarily from a favorable mortgage banking environment in the current quarter. Mortgage loans originated or purchased for sale were $904.8 million in the current quarter as compared to $840.9 million in the second quarter of 2014 and $940.8 million in the third quarter of 2013. Mortgage banking revenue includes revenue from activities related to originating, selling and servicing residential real estate loans for the secondary market.

A summary of mortgage banking components is shown below:

	Three Months Ended
(Dollars in thousands)	September 30, 2014	June 30, 2014	September 30, 2013
Mortgage loans serviced for others	898,960	926,679	981,415
Fair value of mortgage servicing rights (MSRs)	8,137	8,227	8,608
MSRs as a percentage of loans serviced	0.91%	0.89%	0.88%

Service charges on deposit accounts totaled $6.1 million in the third quarter of 2014, an increase of $396,000 and $776,000 compared to the quarters ended June 30, 2014 and September 30, 2013, respectively. The increase in the current quarter compared to the second quarter of 2014 is mostly a result of higher overdraft fees on deposit accounts. The increase in the current quarter compared to the prior year period resulted primarily from higher account analysis fees on deposit accounts which have increased as a result of the Company's commercial banking initiative.

The Company recognized $293,000 of trading gains in the third quarter of 2014 compared to trading losses of $743,000 in the second quarter of 2014 and trading losses of $1.7 million in the third quarter of 2013. Trading gains and losses recorded by the Company primarily result from fair value adjustments related to interest rate derivatives not designated as hedges, primarily interest rate cap instruments that the Company uses to manage interest rate risk, specifically in the event of future increases in short-term interest rates. The change in value of the cap derivatives reflects the present value of expected cash flows over the remaining life of the caps. These expected cash flows are derived from the expected path for and a measure of volatility for short-term interest rates.

Other non-interest income totaled $5.3 million in the third quarter of 2014 compared to $6.2 million in the second quarter of 2014 and $8.9 million in the third quarter of 2013. Other non-interest income decreased in the third quarter of 2014 as compared to the second quarter of 2014 primarily as a result of a a decline in investment in partnership income, partially offset by an increase in accretion related to the FDIC indemnification asset. The decrease in the third quarter of 2014 compared to the prior year period was primarily due to an decrease in accretion related to the FDIC indemnification asset and fewer interest rate swap fees.

NON-INTEREST EXPENSE
The following table presents non-interest expense by category for the periods presented:

	Three Months Ended
	September 30,	June 30,	September 30,	Q3 2014 compared to Q2 2014		Q3 2014 compared to Q3 2013
(Dollars in thousands)	2014	2014	2013	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$45,471	$43,349	$42,789	$2,122	5%	$2,682	6%
Commissions and incentive compensation	27,885	25,398	23,409	2,487	10	4,476	19
Benefits	12,620	13,216	11,809	(596)	(5)	811	7
Total salaries and employee benefits	85,976	81,963	78,007	4,013	5	7,969	10
Equipment	7,570	7,223	6,593	347	5	977	15
Occupancy, net	10,446	9,850	9,079	596	6	1,367	15
Data processing	4,765	4,543	4,884	222	5	(119)	(2)
Advertising and marketing	3,528	3,558	2,772	(30)	(1)	756	27
Professional fees	4,035	4,046	3,378	(11)	—	657	19
Amortization of other intangible assets	1,202	1,156	1,154	46	4	48	4
FDIC insurance	3,211	3,196	3,245	15	—	(34)	(1)
OREO expense, net	581	2,490	2,499	(1,909)	(77)	(1,918)	(77)
Other:
Commissions - 3rd party brokers	1,621	1,633	1,277	(12)	(1)	344	27
Postage	1,427	1,465	1,255	(38)	(3)	172	14
Stationery and supplies	899	894	1,009	5	1	(110)	(11)
Miscellaneous	13,239	11,574	12,096	1,665	14	1,143	9
Total other	17,186	15,566	15,637	1,620	10	1,549	10
Total Non-Interest Expense	$138,500	$133,591	$127,248	$4,909	4%	$11,252	9%

	Nine Months Ended		$ Change	% Change
(Dollars in thousands)	September 30, 2014	September 30, 2013
Salaries and employee benefits:
Salaries	$132,556	$126,291	$6,265	5%
Commissions and incentive compensation	74,816	69,828	4,988	7
Benefits	40,501	38,626	1,875	5
Total salaries and employee benefits	247,873	234,745	13,128	6
Equipment	22,196	19,190	3,006	16
Occupancy, net	31,289	26,639	4,650	17
Data processing	14,023	13,841	182	1
Advertising and marketing	9,902	7,534	2,368	31
Professional fees	11,535	10,790	745	7
Amortization of other intangible assets	3,521	3,438	83	2
FDIC insurance	9,358	9,692	(334)	(3)
OREO expense, net	7,047	3,163	3,884	NM
Other:
Commissions - 3rd party brokers	4,911	3,639	1,272	35
Postage	4,321	3,968	353	9
Stationery and supplies	2,685	2,830	(145)	(5)
Miscellaneous	34,745	36,085	(1,340)	(4)
Total other	46,662	46,522	140	—
Total Non-Interest Expense	$403,406	$375,554	$27,852	7%
NM - Not Meaningful

The significant changes in non-interest expense for the quarter ended September 30, 2014 compared to the quarters ended June 30, 2014 and September 30, 2013 are discussed below.

Salaries and employee benefits expense increased $4.0 million, or 5%, in the third quarter of 2014 compared to the second quarter of 2014 primarily as a result of a $2.5 million increase in commissions and incentive compensation related to higher expenses on variable pay based arrangements and an increase of $2.1 million in salaries caused by the addition of employees from various acquisitions and larger staffing as the Company grows, partially offset by a $596,000 decrease in employee benefits resulting from lower payroll taxes. Salaries and employee benefits expense increased $8.0 million, or 10%, compared to the third quarter of 2013 primarily as a result of a $4.5 million increase in commissions and incentive compensation primarily attributable to higher expenses on variable pay based arrangements and a $2.7 million increase in salaries caused by the addition of employees from the various acquisitions and larger staffing as the Company grows.

Equipment expense totaled $7.6 million for the third quarter of 2014, an increase of $347,000 compared to the second quarter of 2014 and an increase of $977,000 compared to the third quarter of 2013. The increase in the current quarter compared to the prior year quarter is primarily related to additional depreciation, and maintenance and repairs of equipment as a result of acquisitions as well as increased software license fees. Equipment expense includes depreciation on equipment, maintenance and repairs, equipment rental and software license fees.

Occupancy expense for the third quarter of 2014 was $10.4 million, an increase of $596,000, or 6%, compared to the second quarter of 2014 and an increase of $1.4 million, or 15%, compared to the same period in 2013. The increase in the third quarter as compared to the second quarter is primarily the result of increased property taxes on owned locations including those obtained in the Company's acquisitions as well as additional depreciation, and maintenance and repairs. The increase in the current quarter as compared to the prior year quarter is primarily due to expenses incurred related to properties acquired in the last year. Occupancy expense includes depreciation on premises, real estate taxes, utilities and maintenance of premises, as well as net rent expense for leased premises.

Advertising and marketing expenses totaled $3.5 million in the third quarter of 2014, a decrease of $30,000 compared to the second quarter of 2014 and an increase of $756,000 compared to the third quarter of 2013. The increase in the current quarter compared to the prior year quarter relates primarily to expenses for community-related advertisements and sponsorships.

Professional fees for the third quarter of 2014 and second quarter of 2014 were $4.0 million, compared to $3.4 million in the third quarter of 2013. The $657,000 increase in the current quarter as compared to the third quarter of 2013 is due to an increase in legal expenses, including legal fees incurred in connection with recent acquisitions and the resolution of OREO properties. Professional fees include legal, audit and tax fees, external loan review costs and normal regulatory exam assessments.

OREO expense totaled $581,000 in the third quarter of 2014 compared to OREO expense of $2.5 million recorded in the second quarter of 2014 and third quarter of 2013. OREO expense was lower in the current quarter compared to the quarter ended June 30, 2014 and September 30, 2013 primarily due to fewer negative valuation adjustments of certain OREO properties. OREO costs include all costs related to obtaining, maintaining and selling other real estate owned properties.

Miscellaneous expense in the third quarter of 2014 increased $1.7 million, or 14%, compared to the quarter ended June 30, 2014 and increased $1.1 million, or 9%, compared to the quarter ended September 30, 2013. Miscellaneous expense includes ATM expenses, correspondent bank charges, directors' fees, telephone, travel and entertainment, corporate insurance, dues and subscriptions, problem loan expenses and lending origination costs that are not deferred.

ASSET QUALITY
Allowance for Credit Losses, excluding covered loans

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2014	2014	2013	2014	2013
Allowance for loan losses at beginning of period	$92,253	$92,275	$106,842	$96,922	$107,351
Provision for credit losses	6,028	6,813	11,580	16,145	42,080
Other adjustments	(335)	(105)	(205)	(588)	(743)
Reclassification from (to) allowance for unfunded lending-related commitments	62	(146)	284	(102)	136
Charge-offs:
Commercial	832	2,384	3,281	3,864	8,914
Commercial real estate	4,510	2,351	6,982	11,354	25,228
Home equity	748	730	711	3,745	4,893
Residential real estate	205	689	328	1,120	2,573
Premium finance receivables - commercial	1,557	1,492	1,294	4,259	3,668
Premium finance receivables - life insurance	—	—	3	—	3
Consumer and other	250	213	216	636	473
Total charge-offs	8,102	7,859	12,815	24,978	45,752
Recoveries:
Commercial	296	270	756	883	1,319
Commercial real estate	275	342	272	762	1,224
Home equity	99	122	43	478	376
Residential real estate	111	74	64	316	87
Premium finance receivables - commercial	289	312	314	920	878
Premium finance receivables - life insurance	1	2	2	5	11
Consumer and other	42	153	51	256	221
Total recoveries	1,113	1,275	1,502	3,620	4,116
Net charge-offs	(6,989)	(6,584)	(11,313)	(21,358)	(41,636)
Allowance for loan losses at period end	$91,019	$92,253	$107,188	$91,019	$107,188
Allowance for unfunded lending-related commitments at period end	822	884	1,267	822	1,267
Allowance for credit losses at period end	$91,841	$93,137	$108,455	$91,841	$108,455
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.06%	0.24%	0.32%	0.11%	0.34%
Commercial real estate	0.38	0.19	0.65	0.33	0.80
Home equity	0.36	0.34	0.36	0.61	0.79
Residential real estate	0.05	0.35	0.12	0.15	0.42
Premium finance receivables - commercial	0.20	0.20	0.17	0.19	0.18
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.49	0.14	0.35	0.30	0.18
Total loans, net of unearned income, excluding covered loans	0.19%	0.19%	0.34%	0.21%	0.44%
Net charge-offs as a percentage of the provision for credit losses	115.95%	96.62%	97.69%	132.29%	98.95%
Loans at period-end, excluding covered loans	$14,052,059	$13,749,996	$12,581,039
Allowance for loan losses as a percentage of loans at period end	0.65%	0.67%	0.85%
Allowance for credit losses as a percentage of loans at period end	0.65%	0.68%	0.86%

The allowance for credit losses, excluding the allowance for covered loan losses, is comprised of the allowance for loan losses and the allowance for unfunded lending-related commitments. The allowance for loan losses is a reserve against loan amounts that are actually funded and outstanding while the allowance for unfunded lending-related commitments (separate liability account) relates to certain amounts that Wintrust is committed to lend but for which funds have not yet been disbursed. The provision for credit losses, excluding the provision for covered loan losses, may contain both a component related to funded loans (provision for loan losses) and a component related to lending-related commitments (provision for unfunded loan commitments and letters of credit).
The provision for credit losses, excluding the provision for covered loan losses, totaled $6.0 million for the third quarter of 2014, as compared to $6.8 million for the second quarter of 2014 and $11.6 million for the third quarter of 2013. For the quarter ended September 30, 2014, net charge-offs, excluding covered loans, totaled $7.0 million, a slight increase from $6.6 million in the second quarter of 2014. Compared to the third quarter of 2013, net charge-offs decreased $4.3 million from $11.3 million. Net charge-offs decreased in the third quarter of 2014 compared to the third quarter of 2013 primarily as a result of a $2.5 million and $2.0 million decrease in net charge-offs within the commercial real-estate and commercial loan portfolios, respectively. Annualized net charge-offs as a percentage of average loans, excluding covered loans, were 0.19% in the third and second quarter of 2014, and 0.34% in the third quarter of 2013.
The allowance for unfunded lending-related commitments totaled $822,000 as of September 30, 2014 compared to $884,000 as of June 30, 2014 and $1.3 million as of September 30, 2013. The decrease from the third quarter of 2013 is primarily attributable to the expiration of one letter of credit during the fourth quarter of 2013.
The lower level of the allowance for credit losses in 2014 reflects the improvements in credit quality metrics compared to 2013. Management believes the allowance for credit losses is appropriate to provide for inherent losses in the portfolio. There can be no assurances however, that future losses will not exceed the amounts provided for, thereby affecting future results of operations. The amount of future additions to the allowance for credit losses will be dependent upon management’s assessment of the appropriateness of the allowance based on its evaluation of economic conditions, changes in real estate values, interest rates, the regulatory environment, the level of past-due and non-performing loans, and other factors.
The Company also provides a provision for covered loan losses on covered loans and maintains an allowance for covered loan losses on covered loans. Please see “Covered Assets” later in this document for more detail.
The following table presents the provision for credit losses and allowance for credit losses by component for the periods presented:

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2014	2014	2013	2014	2013
Provision for loan losses	$6,090	$6,667	$11,864	$16,043	$42,216
Provision for unfunded lending-related commitments	(62)	146	(284)	102	(136)
Provision for covered loan losses	(164)	(153)	(466)	(1,741)	103
Provision for credit losses	$5,864	$6,660	$11,114	$14,404	$42,183

			Period End
			September 30,	June 30,	September 30,
			2014	2014	2013
Allowance for loan losses			$91,019	$92,253	$107,188
Allowance for unfunded lending-related commitments			822	884	1,267
Allowance for covered loan losses			2,655	1,667	12,924
Allowance for credit losses			$94,496	$94,804	$121,379

The tables below summarize the calculation of allowance for loan losses for the Company’s core loan portfolio and consumer, niche and purchased loan portfolio as of September 30, 2014 and June 30, 2014.

	As of September 30, 2014
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$2,022,939	$17,629	0.87%
Asset-based lending	779,363	5,815	0.75
Tax exempt	204,963	1,107	0.54
Leases	145,361	13	0.01
Other	11,403	95	0.83
Commercial real-estate:(1)
Residential construction	29,725	522	1.76
Commercial construction	155,687	2,406	1.55
Land	95,094	2,782	2.93
Office	671,914	5,235	0.78
Industrial	604,404	4,531	0.75
Retail	694,127	5,989	0.86
Multi-family	645,825	5,038	0.78
Mixed use and other	1,341,709	12,096	0.90
Home equity(1)	699,455	12,917	1.85
Residential real-estate(1)	441,940	4,028	0.91
Total core loan portfolio	$8,543,909	$80,203	0.94%
Commercial:
Franchise	$230,567	$1,989	0.86%
Mortgage warehouse lines of credit	121,585	1,042	0.86
Community Advantage - homeowner associations	99,595	4	—
Aircraft	5,196	7	0.13
Purchased non-covered commercial loans (2)	68,699	211	0.31
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	271,890	60	0.02
Purchased non-covered home equity (2)	20,603	43	0.21
Purchased non-covered residential real-estate (2)	28,379	14	0.05
Premium finance receivables
U.S. commercial insurance loans	2,071,396	5,091	0.25
Canada commercial insurance loans (2)	306,496	530	0.17
Life insurance loans (1)	1,726,803	646	0.04
Purchased life insurance loans (2)	407,602	—	—
Consumer and other (1)	144,745	1,143	0.79
Purchased non-covered consumer and other (2)	4,594	36	0.78
Total consumer, niche and purchased loan portfolio	$5,508,150	$10,816	0.20%
Total loans, net of unearned income, excluding covered loans	$14,052,059	$91,019	0.65%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

	As of June 30, 2014
	Recorded	Calculated	As a percentage of its own respective
(Dollars in thousands)	Investment	Allowance	category’s balance
Commercial:(1)
Commercial and industrial	$1,988,656	$16,208	0.82%
Asset-based lending	775,756	5,562	0.72
Tax exempt	208,787	1,017	0.49
Leases	144,310	6	—
Other	9,792	78	0.80
Commercial real-estate:(1)
Residential construction	29,605	500	1.69
Commercial construction	154,266	2,184	1.42
Land	99,517	3,084	3.10
Office	654,424	7,406	1.13
Industrial	602,224	4,568	0.76
Retail	676,629	6,459	0.95
Multi-family	599,261	4,301	0.72
Mixed use and other	1,323,802	12,126	0.92
Home equity(1)	693,345	13,852	2.00
Residential real-estate(1)	425,918	3,667	0.86
Total core loan portfolio	$8,386,292	$81,018	0.97%
Commercial:
Franchise	$223,456	$1,888	0.84%
Mortgage warehouse lines of credit	148,211	1,229	0.83
Community Advantage - homeowner associations	94,009	—	—
Aircraft	6,881	10	0.15
Purchased non-covered commercial loans (2)	40,572	40	0.10
Commercial real-estate:
Purchased non-covered commercial real-estate (2)	213,744	74	0.03
Purchased non-covered home equity (2)	20,297	66	0.33
Purchased non-covered residential real-estate (2)	25,987	66	0.25
Premium finance receivables
U.S. commercial insurance loans	2,085,483	5,129	0.25
Canada commercial insurance loans (2)	293,046	514	0.18
Life insurance loans (1)	1,641,885	666	0.04
Purchased life insurance loans (2)	409,760	—	—
Consumer and other (1)	157,268	1,539	0.98
Purchased non-covered consumer and other (2)	3,105	14	0.45
Total consumer, niche and purchased loan portfolio	$5,363,704	$11,235	0.21%
Total loans, net of unearned income, excluding covered loans	$13,749,996	$92,253	0.67%

(1)	Excludes purchased loans reported in accordance with ASC 310-20 and ASC 310-30.

(2)	Purchased loans represent loans reported in accordance with ASC 310-20 and ASC 310-30.

As part of a quarterly review performed by Management to determine if the Company’s allowance for loan losses is appropriate, an analysis is prepared on the loan portfolio based upon a breakout of core loans and consumer, niche and purchased loans. A summary of the allowance for loan losses calculated for the loan components in both the core loan portfolio and the consumer, niche and purchased loan portfolio was shown on the previous pages as of September 30, 2014 and June 30, 2014. The allowance for loan losses to the core loans was 0.94% compared to 0.20% for consumer, niche and purchased loans and 0.65% for the entire loan portfolio as of September 30, 2014. As of June 30, 2014, the allowance for loan losses to core loans was 0.97% compared to 0.21% for consumer, niche and purchased loans and 0.67% for the entire loan portfolio.

The decrease in the allowance for loan losses to core loans in the third quarter of 2014 compared to the second quarter of 2014 was attributable to a shift in the mix of core loans requiring ASC 450 reserves (general reserves) in the current quarter and a smaller population of core loans requiring ASC 310 reserves (specific reserves).  Loans requiring ASC 450 reserves typically have lower reserve factors as compared to core loans requiring ASC 310 reserves.  ASC 310 reserves are maintained on impaired loans.

As discussed within this section, credit quality metrics improved in the current quarter including a reduction in the level of non-performing assets, increased allowance for loan losses coverage of non-performing loans and decreased net charge-offs. These current credit quality metrics are comparable to the pre-credit crisis levels reported between 2005 and 2008. However, we are able to carry a slightly lower ratio of allowance for loan losses to total loans than during the pre-credit crisis period as the result of the fact that the mix of the Company's loan portfolio is now more heavily weighted toward niche and purchased loans which historically require lower reserves. The niche and purchased components of our total loan portfolio now comprise 39% as compared to 23% of the total loan portfolio at December 31, 2005. Our current loan portfolio is comprised of a core portion totaling $8.5 billion with a 94 basis point allowance for loan losses and a niche and purchased component totaling $5.5 billion that only requires 20 basis points of allowance for loan losses.

The table below shows the aging of the Company’s loan portfolio at September 30, 2014 and June 30, 2014:

		90+ days	60-89	30-59
As of September 30, 2014		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$10,430	$—	$7,333	$8,559	$2,044,505	$2,070,827
Franchise	—	—	—	1,221	237,079	238,300
Mortgage warehouse lines of credit	—	—	—	—	121,585	121,585
Community Advantage - homeowners association	—	—	—	—	99,595	99,595
Aircraft	—	—	—	—	6,146	6,146
Asset-based lending	25	—	2,959	1,220	777,723	781,927
Tax exempt	—	—	—	—	205,150	205,150
Leases	—	—	—	—	145,439	145,439
Other	—	—	—	—	11,403	11,403
PCI - commercial (1)	—	863	64	137	8,235	9,299
Total commercial	10,455	863	10,356	11,137	3,656,860	3,689,671
Commercial real-estate
Residential construction	—	—	—	—	30,237	30,237
Commercial construction	425	—	—	—	159,383	159,808
Land	2,556	—	1,316	2,918	94,449	101,239
Office	7,366	—	1,696	1,888	688,390	699,340
Industrial	2,626	—	224	367	624,669	627,886
Retail	6,205	—	—	4,117	715,568	725,890
Multi-family	249	—	793	2,319	674,610	677,971
Mixed use and other	7,936	—	1,468	10,323	1,407,659	1,427,386
PCI - commercial real-estate (1)	—	14,294	—	5,807	40,517	60,618
Total commercial real-estate	27,363	14,294	5,497	27,739	4,435,482	4,510,375
Home equity	5,696	—	1,181	2,597	710,584	720,058
Residential real estate	15,730	—	670	2,696	448,528	467,624
PCI - residential real estate (1)	—	930	30	—	1,735	2,695
Premium finance receivables
Commercial insurance loans	14,110	7,115	6,279	14,157	2,336,231	2,377,892
Life insurance loans	—	—	7,533	6,942	1,712,328	1,726,803
PCI - life insurance loans (1)	—	—	—	—	407,602	407,602
Consumer and other	426	175	123	1,133	147,482	149,339
Total loans, net of unearned income, excluding covered loans	$73,780	$23,377	$31,669	$66,401	$13,856,832	$14,052,059
Covered loans	6,042	26,170	4,289	5,655	212,449	254,605
Total loans, net of unearned income	$79,822	$49,547	$35,958	$72,056	$14,069,281	$14,306,664

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.5%	—%	0.4%	0.4%	98.7%	100.0%
Franchise	—	—	—	0.5	99.5	100.0
Mortgage warehouse lines of credit	—	—	—	—	100.0	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	—	—	0.4	0.2	99.4	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	9.3	0.7	1.5	88.5	100.0
Total commercial	0.3	—	0.3	0.3	99.1	100.0
Commercial real-estate
Residential construction	—	—	—	—	100.0	100.0
Commercial construction	0.3	—	—	—	99.7	100.0
Land	2.5	—	1.3	2.9	93.3	100.0
Office	1.1	—	0.2	0.3	98.4	100.0
Industrial	0.4	—	—	0.1	99.5	100.0
Retail	0.9	—	—	0.6	98.5	100.0
Multi-family	—	—	0.1	0.3	99.6	100.0
Mixed use and other	0.6	—	0.1	0.7	98.6	100.0
PCI - commercial real-estate (1)	—	23.6	—	9.6	66.8	100.0
Total commercial real-estate	0.6	0.3	0.1	0.6	98.4	100.0
Home equity	0.8	—	0.2	0.4	98.6	100.0
Residential real estate	3.4	—	0.1	0.6	95.9	100.0
PCI - residential real estate(1)	—	34.5	1.1	—	64.4	100.0
Premium finance receivables
Commercial insurance loans	0.6	0.3	0.3	0.6	98.2	100.0
Life insurance loans	—	—	0.4	0.4	99.2	100.0
PCI - life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.3	0.1	0.1	0.8	98.7	100.0
Total loans, net of unearned income, excluding covered loans	0.5%	0.2%	0.2%	0.5%	98.6%	100.0%
Covered loans	2.4	10.3	1.7	2.2	83.4	100.0
Total loans, net of unearned income	0.6%	0.3%	0.3%	0.5%	98.3%	100.0%
As of September 30, 2014, $31.7 million of all loans, excluding covered loans, or 0.2%, were 60 to 89 days past due and $66.4 million, or 0.5%, were 30 to 59 days (or one payment) past due. As of June 30, 2014, $30.6 million of all loans, excluding covered loans, or 0.2%, were 60 to 89 days past due and $85.8 million, or 0.6%, were 30 to 59 days (or one payment) past due. The majority of the commercial and commercial real estate loans shown as 60 to 89 days and 30 to 59 days past due are included on the Company’s internal problem loan reporting system. Loans on this system are closely monitored by management on a monthly basis.
The Company’s home equity and residential loan portfolios continue to exhibit low delinquency ratios. Home equity loans at September 30, 2014 that are current with regard to the contractual terms of the loan agreement represent 98.6% of the total home equity portfolio. Residential real estate loans at September 30, 2014 that are current with regards to the contractual terms of the loan agreements comprise 95.7% of total residential real estate loans outstanding, which includes purchased non-covered residential real-estate.

The table below shows the aging of the Company’s loan portfolio at June 30, 2014:

		90+ days	60-89	30-59
As of June 30, 2014		and still	days past	days past
(Dollars in thousands)	Nonaccrual	accruing	due	due	Current	Total Loans
Loan Balances:
Commercial
Commercial and industrial	$6,216	$—	$4,165	$21,610	$1,980,489	$2,012,480
Franchise	—	—	—	549	222,907	223,456
Mortgage warehouse lines of credit	—	—	—	1,680	146,531	148,211
Community Advantage - homeowners association	—	—	—	—	94,009	94,009
Aircraft	—	—	—	—	7,847	7,847
Asset-based lending	295	—	—	6,047	772,002	778,344
Tax exempt	—	—	—	—	208,913	208,913
Leases	—	—	—	36	144,399	144,435
Other	—	—	—	—	9,792	9,792
PCI - commercial(1)	—	1,452	—	224	11,267	12,943
Total commercial	6,511	1,452	4,165	30,146	3,598,156	3,640,430
Commercial real-estate
Residential construction	—	—	—	18	29,941	29,959
Commercial construction	839	—	—	—	154,220	155,059
Land	2,367	—	614	4,502	98,444	105,927
Office	10,950	—	999	3,911	652,057	667,917
Industrial	5,097	—	899	690	610,954	617,640
Retail	6,909	—	1,334	2,560	686,292	697,095
Multi-family	689	—	244	4,717	630,519	636,169
Mixed use and other	9,470	309	5,384	12,300	1,350,976	1,378,439
PCI - commercial real-estate (1)	—	15,682	155	1,595	47,835	65,267
Total commercial real-estate	36,321	15,991	9,629	30,293	4,261,238	4,353,472
Home equity	5,804	—	1,392	3,324	703,122	713,642
Residential real estate	15,294	—	1,487	1,978	430,364	449,123
PCI - residential real estate (1)	—	988	111	—	1,683	2,782
Premium finance receivables
Commercial insurance loans	12,298	10,275	12,335	14,672	2,328,949	2,378,529
Life insurance loans	—	649	896	4,783	1,635,557	1,641,885
Purchased life insurance loans (1)	—	—	—	—	409,760	409,760
Consumer and other	1,116	73	562	600	158,022	160,373
Total loans, net of unearned income, excluding covered loans	$77,344	$29,428	$30,577	$85,796	$13,526,851	$13,749,996
Covered loans	6,690	34,486	4,003	1,482	228,493	275,154
Total loans, net of unearned income	$84,034	$63,914	$34,580	$87,278	$13,755,344	$14,025,150

(1)
Purchased credit impaired ("PCI") loans represent loans acquired with evidence of credit quality deterioration since origination, in accordance with ASC 310-30. Loan agings are based upon contractually required payments.

Aging as a % of Loan Balance:	Nonaccrual	90+ days and still accruing	60-89 days past due	30-59 days past due	Current	Total Loans
Commercial
Commercial and industrial	0.3%	—%	0.2%	1.1%	98.4%	100.0%
Franchise	—	—	—	0.2	99.8	100.0
Mortgage warehouse lines of credit	—	—	—	1.1	98.9	100.0
Community Advantage - homeowners association	—	—	—	—	100.0	100.0
Aircraft	—	—	—	—	100.0	100.0
Asset-based lending	—	—	—	0.8	99.2	100.0
Tax exempt	—	—	—	—	100.0	100.0
Leases	—	—	—	—	100.0	100.0
Other	—	—	—	—	100.0	100.0
PCI - commercial(1)	—	11.2	—	1.7	87.1	100.0
Total commercial	0.2	—	0.1	0.8	98.9	100.0
Commercial real-estate
Residential construction	—	—	—	0.1	99.9	100.0
Commercial construction	0.5	—	—	—	99.5	100.0
Land	2.2	—	0.6	4.3	92.9	100.0
Office	1.6	—	0.1	0.6	97.7	100.0
Industrial	0.8	—	0.1	0.1	99.0	100.0
Retail	1.0	—	0.2	0.4	98.4	100.0
Multi-family	0.1	—	—	0.7	99.2	100.0
Mixed use and other	0.7	—	0.4	0.9	98.0	100.0
PCI - commercial real-estate (1)	—	24.0	0.2	2.4	73.4	100.0
Total commercial real-estate	0.8	0.4	0.2	0.7	97.9	100.0
Home equity	0.8	—	0.2	0.5	98.5	100.0
Residential real estate	3.4	—	0.3	0.4	95.9	100.0
PCI - residential real estate (1)	—	35.5	4.0	—	60.5	100.0
Premium finance receivables
Commercial insurance loans	0.5	0.4	0.5	0.6	98.0	100.0
Life insurance loans	—	—	0.1	0.3	99.6	100.0
Purchased life insurance loans (1)	—	—	—	—	100.0	100.0
Consumer and other	0.7	—	0.4	0.4	98.5	100.0
Total loans, net of unearned income, excluding covered loans	0.6%	0.2%	0.2%	0.6%	98.4%	100.0%
Covered loans	2.4	12.5	1.5	0.5	83.1	100.0
Total loans, net of unearned income	0.6%	0.5%	0.2%	0.6%	98.1%	100.0%

Non-performing Assets, excluding covered assets
The following table sets forth Wintrust’s non-performing assets and troubled debt restructurings ("TDRs") performing under the contractual terms of the loan agreement, excluding covered assets and non-covered PCI loans, at the dates indicated.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2014	2014	2013
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$190
Commercial real-estate	—	309	3,389
Home equity	—	—	—
Residential real-estate	—	—	—
Premium finance receivables - commercial	7,115	10,275	11,751
Premium finance receivables - life insurance	—	649	592
Consumer and other	175	73	100
Total loans past due greater than 90 days and still accruing	7,290	11,306	16,022
Non-accrual loans(2):
Commercial	10,455	6,511	17,647
Commercial real-estate	27,363	36,321	52,723
Home equity	5,696	5,804	10,926
Residential real-estate	15,730	15,294	14,126
Premium finance receivables - commercial	14,110	12,298	10,132
Premium finance receivables - life insurance	—	—	14
Consumer and other	426	1,116	1,671
Total non-accrual loans	73,780	77,344	107,239
Total non-performing loans:
Commercial	10,455	6,511	17,837
Commercial real-estate	27,363	36,630	56,112
Home equity	5,696	5,804	10,926
Residential real-estate	15,730	15,294	14,126
Premium finance receivables - commercial	21,225	22,573	21,883
Premium finance receivables - life insurance	—	649	606
Consumer and other	601	1,189	1,771
Total non-performing loans	$81,070	$88,650	$123,261
Other real estate owned	41,506	51,673	45,947
Other real estate owned - from acquisitions	8,871	7,915	9,303
Other repossessed assets	292	311	446
Total non-performing assets	$131,739	$148,549	$178,957
TDRs performing under the contractual terms of the loan agreement	$69,868	$72,199	$79,205
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.28%	0.18%	0.57%
Commercial real-estate	0.61	0.84	1.35
Home equity	0.79	0.81	1.48
Residential real-estate	3.34	3.38	3.55
Premium finance receivables - commercial	0.89	0.95	1.02
Premium finance receivables - life insurance	—	0.03	0.03
Consumer and other	0.40	0.74	1.03
Total loans, net of unearned income	0.58%	0.64%	0.98%
Total non-performing assets as a percentage of total assets	0.69%	0.79%	1.01%
Allowance for loan losses as a percentage of total non-performing loans	112.27%	104.06%	86.96%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $13.5 million, $15.9 million, and $35.8 million as of September 30, 2014, June 30, 2014, and September 30, 2013, respectively.

Non-performing Commercial and Commercial Real Estate
Commercial non-performing loans totaled $10.5 million as of September 30, 2014 compared to $6.5 million as of June 30, 2014 and $17.8 million as of September 30, 2013. Commercial real estate non-performing loans totaled $27.4 million as of September 30, 2014 compared to $36.6 million as of June 30, 2014 and $56.1 million as of September 30, 2013.
Management is pursuing the resolution of all credits in this category. At this time, management believes reserves are appropriate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Non-performing Residential Real Estate and Home Equity
Non-performing home equity and residential real estate loans totaled $21.4 million as of September 30, 2014. The balance remained relatively unchanged from June 30, 2014 and decreased $3.6 million from September 30, 2013. The September 30, 2014 non-performing balance is comprised of $15.7 million of residential real estate (75 individual credits) and $5.7 million of home equity loans (36 individual credits). On average, this is approximately 7 non-performing residential real estate loans and home equity loans per chartered bank within the Company. The Company believes control and collection of these loans is very manageable. At this time, management believes reserves are adequate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Non-performing Commercial Insurance Premium Finance Receivables
The table below presents the level of non-performing property and casualty premium finance receivables as of September 30, 2014, June 30, 2014 and September 30, 2013 and the amount of net charge-offs for the quarters then ended.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2014	2014	2013
Non-performing premium finance receivables - commercial	$21,225	$22,573	$21,883
- as a percent of premium finance receivables - commercial outstanding	0.89%	0.95%	1.02%
Net charge-offs of premium finance receivables - commercial	$1,268	$1,180	$980
- annualized as a percent of average premium finance receivables - commercial	0.20%	0.20%	0.17%
Fluctuations in this category may occur due to timing and nature of account collections from insurance carriers. The Company’s underwriting standards, regardless of the condition of the economy, have remained consistent. We anticipate that net charge-offs and non-performing asset levels in the near term will continue to be at levels that are within acceptable operating ranges for this category of loans. Management is comfortable with administering the collections at this level of non-performing property and casualty premium finance receivables and believes reserves are adequate to absorb inherent losses that are expected upon the ultimate resolution of these credits.
Due to the nature of collateral for commercial premium finance receivables, it customarily takes 60-150 days to convert the collateral into cash. Accordingly, the level of non-performing commercial premium finance receivables is not necessarily indicative of the loss inherent in the portfolio. In the event of default, Wintrust has the power to cancel the insurance policy and collect the unearned portion of the premium from the insurance carrier. In the event of cancellation, the cash returned in payment of the unearned premium by the insurer should generally be sufficient to cover the receivable balance, the interest and other charges due. Due to notification requirements and processing time by most insurance carriers, many receivables will become delinquent beyond 90 days while the insurer is processing the return of the unearned premium. Management continues to accrue interest until maturity as the unearned premium is ordinarily sufficient to pay-off the outstanding balance and contractual interest due.

Nonperforming Loans Rollforward
The table below presents a summary of the changes in the balance of non-performing loans, excluding covered loans, for the periods presented:

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2014	2014	2013	2014	2013
Balance at beginning of period	$88,650	$90,124	$121,485	$103,334	$118,083
Additions, net	10,389	15,143	26,413	31,187	75,791
Return to performing status	(3,745)	(1,094)	(805)	(6,812)	(1,622)
Payments received	(4,792)	(3,083)	(8,251)	(11,605)	(22,924)
Transfer to OREO and other repossessed assets	(2,782)	(9,741)	(7,854)	(22,536)	(20,015)
Charge-offs	(4,751)	(4,602)	(7,753)	(14,127)	(28,226)
Net change for niche loans (1)	(1,899)	1,903	26	1,629	2,174
Balance at end of period	$81,070	$88,650	$123,261	$81,070	$123,261

(1)	This includes activity for premium finance receivables and indirect consumer loans.
TDRs
The table below presents a summary of TDRs as of the respective date, presented by loan category and accrual status:

	September 30,	June 30,	September 30,
(Dollars in thousands)	2014	2014	2013
Accruing TDRs:
Commercial	$5,517	$5,225	$6,174
Commercial real estate	61,288	63,178	70,346
Residential real estate and other	3,063	3,796	2,685
Total accrual	$69,868	$72,199	$79,205
Non-accrual TDRs: (1)
Commercial	$927	$1,192	$2,199
Commercial real estate	9,153	12,656	30,442
Residential real estate and other	3,437	2,060	3,157
Total non-accrual	$13,517	$15,908	$35,798
Total TDRs:
Commercial	$6,444	$6,417	$8,373
Commercial real estate	70,441	75,834	100,788
Residential real estate and other	6,500	5,856	5,842
Total TDRs	$83,385	$88,107	$115,003
Weighted-average contractual interest rate of TDRs	4.05%	4.04%	4.12%

(1)	Included in total non-performing loans.
At September 30, 2014, the Company had $83.4 million in loans modified in TDRs. The $83.4 million in TDRs represents 145 credits in which economic concessions were granted to certain borrowers to better align the terms of their loans with their current ability to pay. The balance decreased from $88.1 million representing 143 credits at June 30, 2014 and decreased from $115.0 million representing 161 credits at September 30, 2013.

The table below presents a summary of TDRs as of September 30, 2014 and September 30, 2013, and shows the changes in the balance during the periods presented:
Three Months Ended September 30, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$6,417	$75,834	$5,856	$88,107
Additions during the period	—	—	667	667
Reductions:				—
Charge-offs	(28)	(2,584)	—	(2,612)
Transferred to OREO and other repossessed assets	—	—	—	—
Removal of TDR loan status (1)	—	—	—	—
Payments received, net	55	(2,809)	(23)	(2,777)
Balance at period end	$6,444	$70,441	$6,500	$83,385
Three Months Ended September 30, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$9,220	$110,624	$6,352	$126,196
Additions during the period	—	3,003	1,000	4,003
Reductions:
Charge-offs	(584)	(4,923)	(3)	(5,510)
Transferred to OREO and other repossessed assets	—	—	—	—
Removal of TDR loan status (1)	(92)	—	—	(92)
Payments received, net	(171)	(7,916)	(1,507)	(9,594)
Balance at period end	$8,373	$100,788	$5,842	$115,003
Nine Months Ended September 30, 2014

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$7,388	$93,535	$6,180	$107,103
Additions during the period	88	7,177	887	8,152
Reductions:				—
Charge-offs	(51)	(6,316)	(479)	(6,846)
Transferred to OREO and other repossessed assets	(252)	(16,057)	—	(16,309)
Removal of TDR loan status (1)	(383)	—	—	(383)
Payments received, net	(346)	(7,898)	(88)	(8,332)
Balance at period end	$6,444	$70,441	$6,500	$83,385

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

Nine Months Ended September 30, 2013

(Dollars in thousands)	Commercial	Commercial Real Estate	Residential Real Estate and Other	Total
Balance at beginning of period	$17,995	$102,415	$6,063	$126,473
Additions during the period	708	18,262	1,778	20,748
Reductions:
Charge-offs	(2,753)	(6,666)	(260)	(9,679)
Transferred to OREO and other repossessed assets	(3,800)	(837)	(103)	(4,740)
Removal of TDR loan status (1)	(2,932)	—	—	(2,932)
Payments received, net	(845)	(12,386)	(1,636)	(14,867)
Balance at period end	$8,373	$100,788	$5,842	$115,003

(1)
Loan was previously classified as a troubled debt restructuring and subsequently performed in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) at a modified interest rate which represented a market rate at the time of restructuring. Per our TDR policy, the TDR classification is removed.

The Company’s approach to restructuring loans, excluding those acquired with evidence of credit quality deterioration since origination, is built on its credit risk rating system which requires credit management personnel to assign a credit risk rating to each loan at the time of each modification. In each case, the loan officer is responsible for recommending a credit risk rating for each loan and ensuring the credit risk ratings are appropriate. These credit risk ratings are then reviewed and approved by the bank’s chief credit officer and/or concurrence credit officer. Credit risk ratings are determined by evaluating a number of factors including a borrower’s financial strength, cash flow coverage, collateral protection and guarantees. The Company’s credit risk rating scale is one through ten with higher scores indicating higher risk. In the case of loans rated six or worse following modification, the Company’s Managed Assets Division evaluates the loan and the credit risk rating and determines that the loan has been restructured to be reasonably assured of repayment and of performance according to the modified terms and is supported by a current, well-documented credit assessment of the borrower’s financial condition and prospects for repayment under the revised terms.
A modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, with an existing credit risk rating of six or worse or a modification of any other credit, which will result in a restructured credit risk rating of six or worse must be reviewed for TDR classification. In that event, our Managed Assets Division conducts an overall credit and collateral review. A modification of a loan is considered to be a TDR if both (1) the borrower is experiencing financial difficulty and (2) for economic or legal reasons, the bank grants a concession to a borrower that it would not otherwise consider. The modification of a loan, excluding those acquired with evidence of credit quality deterioration since origination, where the credit risk rating is five or better both before and after such modification is not considered to be a TDR. Based on the Company’s credit risk rating system, it considers that borrowers whose credit risk rating is five or better are not experiencing financial difficulties and therefore, are not considered TDRs.

All credits determined to be a TDR will continue to be classified as a TDR in all subsequent periods, unless the borrower has been in compliance with the loan’s modified terms for a period of six months (including over a calendar year-end) and the modified interest rate represented a market rate at the time of a restructuring. The Managed Assets Division, in consultation with the respective loan officer, determines whether the modified interest rate represented a current market rate at the time of restructuring. Using knowledge of current market conditions and rates, competitive pricing on recent loan originations, and an assessment of various characteristics of the modified loan (including collateral position and payment history), an appropriate market rate for a new borrower with similar risk is determined. If the modified interest rate meets or exceeds this market rate for a new borrower with similar risk, the modified interest rate represents a market rate at the time of restructuring. Additionally, before removing a loan from TDR classification, a review of the current or previously measured impairment on the loan and any concerns related to future performance by the borrower is conducted. If concerns exist about the future ability of the borrower to meet its obligations under the loans based on a credit review by the Managed Assets Division, the TDR classification is not removed from the loan. Loans classified as TDRs that are re-modified subsequent to the initial determination will continue to be classified as TDRs following the re-modification, unless the requirements for removal from TDR classification discussed above are satisfied at the time of the re-modification.
TDRs are reviewed at the time of modification and on a quarterly basis to determine if a specific reserve is needed. The carrying amount of the loan is compared to the expected payments to be received, discounted at the loan’s original rate, or for collateral dependent loans, to the fair value of the collateral. Any shortfall is recorded as a specific reserve. The Company, in accordance with ASC 310-10, continues to individually measure impairment of these loans after the TDR classification is removed.

Each TDR was reviewed for impairment at September 30, 2014 and approximately $2.0 million of impairment was present and appropriately reserved for through the Company’s normal reserving methodology in the Company’s allowance for loan losses. For TDRs in which impairment is calculated by the present value of future cash flows, the Company records interest income representing the decrease in impairment resulting from the passage of time during the respective period, which differs from interest income from contractually required interest on these specific loans. For the three months ended September 30, 2014 and 2013, the Company recorded $294,000 and $205,000, respectively, in interest income representing this decrease in impairment. For the nine months ended September 30, 2014 and 2013, the Company recorded $529,000 and $727,000, respectively, in interest income.
Other Real Estate Owned
The table below presents a summary of other real estate owned, excluding covered other real estate owned, as of September 30, 2014, June 30, 2014 and September 30, 2013, and shows the activity for the respective period and the balance for each property type:

	Three Months Ended
	September 30,	June 30,	September 30,
(Dollars in thousands)	2014	2014	2013
Balance at beginning of period	$59,588	$54,131	$57,025
Disposals/resolved	(12,196)	(6,155)	(10,194)
Transfers in at fair value, less costs to sell	3,150	12,801	9,619
Additions from acquisition	—	—	—
Fair value adjustments	(165)	(1,189)	(1,200)
Balance at end of period	$50,377	$59,588	$55,250

	Period End
	September 30,	June 30,	September 30,
Balance by Property Type	2014	2014	2013
Residential real estate	$8,754	$9,007	$6,421
Residential real estate development	3,135	3,216	4,551
Commercial real estate	38,488	47,365	44,278
Total	$50,377	$59,588	$55,250

Covered Assets
In conjunction with FDIC-assisted transactions, the Company entered into loss share agreements with the FDIC. These agreements cover realized losses on loans, foreclosed real estate and certain other assets. These loss share assets are measured separately from the loan portfolios because they are not contractually embedded in the loans and are not transferable with the loans should the Company choose to dispose of them. Fair values at the acquisition dates were estimated based on projected cash flows available for loss-share based on the credit adjustments estimated for each loan pool and the loss share percentages. The loss share assets are also separately measured from the related loans and foreclosed real estate and recorded separately on the Consolidated Statements of Condition. Subsequent to the acquisition date, reimbursements received from the FDIC for actual incurred losses will reduce the loss share assets. Additional expected losses, to the extent such expected losses result in the recognition of an allowance for loan losses, will increase the loss share assets. The loss share agreements with the FDIC require the Company to reimburse the FDIC in the event that actual losses on covered assets are lower than the original loss estimates agreed upon with the FDIC with respect of such assets in the loss share agreements. The allowance for loan losses for loans acquired in FDIC-assisted transactions is determined without giving consideration to the amounts recoverable through loss share agreements (since the loss share agreements are separately accounted for and thus presented “gross” on the balance sheet). On the Consolidated Statements of Income, the provision for credit losses is reported net of changes in the amount recoverable under the loss share agreements. Reductions to expected losses, to the extent such reductions to expected losses are the result of an improvement to the actual or expected cash flows from the covered assets, will reduce the loss share assets. The increases in cash flows for the purchased loans are recognized as interest income prospectively.
The following table provides a comparative analysis for the period end balances of the covered asset components and any changes in the allowance for covered loan losses.

	September 30,	June 30,	September 30,
(Dollars in thousands)	2014	2014	2013
Period End Balances:
Loans	$254,605	$275,154	$415,988
Other real estate owned	48,568	55,996	87,037
Other assets	2,242	2,242	2,272
FDIC Indemnification asset	27,359	46,115	100,313
Total covered assets	$332,774	$379,507	$605,610
Allowance for Covered Loan Losses Rollforward:
Balance at beginning of quarter:	$1,667	$3,447	$14,429
Provision for covered loan losses before benefit attributable to FDIC loss share agreements	(818)	(764)	(2,331)
Benefit attributable to FDIC loss share agreements	654	611	1,865
Net provision for covered loan losses	(164)	(153)	(466)
Decrease in FDIC indemnification asset	(654)	(611)	(1,865)
Loans charged-off	(293)	(2,189)	(3,237)
Recoveries of loans charged-off	2,099	1,173	4,063
Net recoveries (charge-offs)	1,806	(1,016)	826
Balance at end of quarter	$2,655	$1,667	$12,924

Changes in Accretable Yield
The excess of cash flows expected to be collected over the carrying value of loans accounted for under ASC 310-30 is referred to as the accretable yield and is recognized in interest income using an effective yield method over the remaining life of the pool of loans. The accretable yield is affected by:

•
Changes in interest rate indices for variable rate loans accounted for under ASC 310-30 – Expected future cash flows are based on the variable rates in effect at the time of the regular evaluations of cash flows expected to be collected;

•
Changes in prepayment assumptions – Prepayments affect the estimated life of loans accounted for under ASC 310-30 which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life – Updates to expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The following table provides activity for the accretable yield of loans accounted for under ASC 310-30.

	Three Months Ended September 30, 2014		Three Months Ended September 30, 2013
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$92,102	$5,179	$130,856	$10,287
Acquisitions	—	—	—	—
Accretable yield amortized to interest income	(6,722)	(1,125)	(9,056)	(1,943)
Accretable yield amortized to indemnification asset(1)	(8,784)	—	(8,279)	—
Reclassification from non-accretable difference(2)	2,584	—	8,703	234
Increases (decreases) in interest cash flows due to payments and changes in interest rates	4,564	111	(5,194)	235
Accretable yield, ending balance (3)	$83,744	$4,165	$117,030	$8,813

	Nine Months Ended September, 2014		Nine Months Ended September 30, 2013
	Bank	Life Insurance Premium	Bank	Life Insurance Premium
(Dollars in thousands)	Acquisitions	Finance Loans	Acquisitions	Finance Loans
Accretable yield, beginning balance	$107,655	$8,254	$143,224	$13,055
Acquisitions	—	—	1,977	—
Accretable yield amortized to interest income	(24,109)	(4,329)	(27,980)	(6,216)
Accretable yield amortized to indemnification asset(1)	(25,593)	—	(28,891)	—
Reclassification from non-accretable difference(2)	29,092	—	44,907	1,241
(Decreases) increases in interest cash flows due to payments and changes in interest rates	(3,301)	240	(16,207)	733
Accretable yield, ending balance (3)	$83,744	$4,165	$117,030	$8,813

(1)	Represents the portion of the current period accreted yield, resulting from lower expected losses, applied to reduce the loss share indemnification asset.

(2)	Reclassification is the result of subsequent increases in expected principal cash flows.

(3)
As of September 30, 2014, the Company estimates that the remaining accretable yield balance to be amortized to the indemnification asset for the bank acquisitions is $21.0 million. The remainder of the accretable yield related to bank acquisitions is expected to be amortized to interest income.

Accretion to interest income from loans acquired in bank acquisitions totaled $6.7 million and $9.1 million in the third quarter of 2014 and 2013, respectively. For the nine months ended September 30, 2014 and 2013, the Company recorded accretion to interest income of $24.1 million and $28.0 million, respectively. These amounts include accretion from both covered and non-covered loans, and are included together within interest and fees on loans in the Consolidated Statements of Income.

Items Impacting Comparative Financial Results:
Acquisitions
On August 8, 2014, the Company, through its subsidiary Town Bank, completed its acquisition of certain branch offices and deposits of Talmer Bank & Trust. Through this transaction, Town Bank acquired 11 branch offices and approximately $360 million in deposits, prior to purchase accounting adjustments.

On July 11, 2014, the Company, through its subsidiary Town Bank, completed its acquisition of the Pewaukee, Wisconsin branch of THE National Bank. In addition to the banking facility, Town Bank acquired approximately $81 million in loans and approximately $36 million in deposits, prior to purchase accounting adjustments.

On May 16, 2014, the Company, through its subsidiary Hinsdale Bank and Trust Company ("Hinsdale Bank"), completed its acquisition of the Stone Park branch office and certain related deposits of Urban Partnership Bank.

On April 28, 2014, the Company, through its subsidiary First Insurance Funding of Canada, Inc., completed its acquisition of 100% of the shares of each of Policy Billing Services Inc. and Equity Premium Finance Inc., two affiliated Canadian insurance premium funding and payment services companies.

On February 28, 2014, the Company, through its subsidiary Lake Forest Bank and Trust Company ("Lake Forest Bank"), completed its acquisition of a bank branch from Baytree National Bank & Trust Company. In addition to the banking facility, Lake Forest Bank acquired certain assets and approximately $15 million of deposits.

On October 18, 2013, the Company completed its acquisition of Diamond Bancorp, Inc. ("Diamond"). Diamond was the parent company of Diamond Bank, FSB ("Diamond Bank"), which operated four banking locations in Chicago, Schaumburg, Elmhurst, and Northbrook, Illinois. As part of the transaction, Diamond Bank was merged into the Company's wholly-owned subsidiary bank, North Shore Community Bank and Trust Company. Diamond Bank had approximately $169 million in assets and $140 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $8.4 million on the acquisition.

On October 1, 2013, the Company, through its subsidiary, Barrington Bank and Trust Company, N.A. through its division Wintrust Mortgage, acquired certain assets and assumed certain liabilities of the mortgage banking business of Surety Financial Services ("Surety") of Sherman Oaks, California. Surety had five offices located in southern California which originated approximately $1.0 billion in the twelve months prior to the acquisition date.

On May 1, 2013, the Company completed its acquisition of First Lansing Bancorp, Inc. ("FLB"). FLB was the parent company of First National Bank of Illinois ("FNBI"). FNBI was headquartered in Lansing, Illinois and operated seven banking locations in the south and southwest suburbs of Chicago, as well as one location in northwest Indiana. As part of the transaction, FNBI merged into the Company's wholly-owned subsidiary bank, Old Plank Trail Community Bank, N.A. (“Old Plank Trail Bank”), and the seven banking locations acquired are operating as branches of Old Plank Trail Bank. FNBI had approximately $372 million in assets and approximately $330 million in deposits as of the acquisition date, prior to purchase accounting adjustments. The Company recorded goodwill of $14.0 million on the acquisition.

Divestiture of Previous FDIC-Assisted Acquisition
On February 1, 2013, Hinsdale Bank completed its divestiture of the deposits and current banking operations of Second Federal, which were acquired in an FDIC-assisted transaction on July 20, 2012, to an unaffiliated credit union. Through this transaction, the Company divested approximately $149 million of related deposits.

Announced Acquisition
On October 14, 2014, the Company announced the signing of a definitive agreement to acquire Delavan Bancshares, Inc. ("Delavan"). Delavan is the parent company of Community Bank CBD which operated four banking locations in southeastern Wisconsin. As of June 30, 2014, Community Bank CBD had approximately $142 million in loans and approximately $167 million in deposits.

WINTRUST SUBSIDIARIES AND LOCATIONS
Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, Hinsdale Bank & Trust Company, Wintrust Bank in Chicago, Libertyville Bank & Trust Company, Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, Schaumburg Bank & Trust Company, N.A., Village Bank & Trust in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, State Bank of The Lakes in Antioch, Old Plank Trail Community Bank, N.A. in New Lenox, St. Charles Bank & Trust Company and Town Bank in Hartland, Wisconsin. The banks also operate facilities in Illinois in Algonquin, Bloomingdale, Buffalo Grove, Cary, Chicago, Clarendon Hills, Crete, Deerfield, Downers Grove, Elgin, Evergreen Park, Frankfort, Geneva, Glencoe, Glen Ellyn, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Island Lake, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lindenhurst, Lynwood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, North Chicago, Northfield, Norridge, Orland Park, Palatine, Park Ridge, Plainfield, Prospect Heights, Ravinia, Riverside, Rogers Park, Roselle, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale and in Albany, Burlington, Darlington, Delafield, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomenee Falls, Monroe, Pewaukee, Wales, Walworth and Wind Lake, Wisconsin and Dyer, Indiana.
Additionally, the Company operates various non-bank business units:

•	First Insurance Funding Corporation, one of the largest insurance premium finance companies operating in the United States, serves commercial and life insurance loan customers throughout the country.

•	First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada

•
Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.

•
Wintrust Mortgage, a division of Barrington Bank & Trust Company, engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.

•	Wayne Hummer Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.

•	Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.

•	The Chicago Trust Company, a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
FORWARD-LOOKING STATEMENTS
This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “point,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2013 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•
negative economic conditions that adversely affect the economy, housing prices, the job market and other factors that may affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;

•	the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;

•	estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;

•	the financial success and economic viability of the borrowers of our commercial loans;

•	market conditions in the commercial real estate market in the Chicago metropolitan area;

•	the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for loan and lease losses;

•	inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

•
changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;

•	competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services);

•	failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;

•	unexpected difficulties and losses related to FDIC-assisted acquisitions, including those resulting from our loss-sharing arrangements with the FDIC;

•	any negative perception of the Company’s reputation or financial strength;

•	ability to raise additional capital on acceptable terms when needed;

•	disruption in capital markets, which may lower fair values for the Company’s investment portfolio;

•	ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations;

•	adverse effects on our information technology systems resulting from failures, human error or tampering;

•	adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

•	increased costs as a result of protecting our customers from the impact of stolen debit card information;

•	accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;

•	ability of the Company to attract and retain senior management experienced in the banking and financial services industries;

•	environmental liability risk associated with lending activities;

•	the impact of any claims or legal actions, including any effect on our reputation;

•	losses incurred in connection with repurchases and indemnification payments related to mortgages;

•	the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

•	the soundness of other financial institutions;

•	the expenses and delayed returns inherent in opening new branches and de novo banks;

•	examinations and challenges by tax authorities;

•	changes in accounting standards, rules and interpretations and the impact on the Company’s financial statements;

•	the ability of the Company to receive dividends from its subsidiaries;

•	a decrease in the Company’s regulatory capital ratios, including as a result of further declines in the value of its loan portfolios, or otherwise;

•
legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those resulting from the Dodd-Frank Act;

•	a lowering of our credit rating;

•	restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business resulting from the Dodd-Frank Act;

•	increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the current regulatory environment, including the Dodd-Frank Act;

•	the impact of heightened capital requirements;

•	increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;

•	delinquencies or fraud with respect to the Company’s premium finance business;

•	credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;

•	the Company’s ability to comply with covenants under its credit facility; and

•	fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation.
Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEB CAST AND REPLAY
The Company will hold a conference call at 10:00 a.m. (CT) Friday, October 17, 2014 regarding third quarter 2014 results. Individuals interested in listening should call (877) 363-5049 and enter Conference ID #17789004. A simultaneous audio-only web cast and replay of the conference call may be accessed via the Company’s web site at (http://www.wintrust.com), Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the third quarter 2014 earnings press release will be available on the home page of the Company’s website at (http://www.wintrust.com) and at the Investor Relations, Investor News and Events, Press Releases link on its website.

WINTRUST FINANCIAL CORPORATION
Supplemental Financial Information
5 Quarter Trends

WINTRUST FINANCIAL CORPORATION - Supplemental Financial Information
Selected Financial Highlights - 5 Quarter Trends
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
Selected Financial Condition Data (at end of period):
Total assets	$19,169,345	$18,895,681	$18,221,163	$18,097,783	$17,682,548
Total loans, excluding loans held-for-sale and covered loans	14,052,059	13,749,996	13,133,160	12,896,602	12,581,039
Total deposits	16,065,246	15,556,376	15,129,045	14,668,789	14,647,446
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Total shareholders’ equity	2,028,508	1,998,235	1,940,143	1,900,589	1,873,566
Selected Statements of Income Data:
Net interest income	151,670	149,180	144,006	142,308	141,782
Net revenue (1)	209,622	203,282	189,535	188,669	196,444
Net income	40,224	38,541	34,500	35,288	35,563
Net income per common share – Basic	$0.83	$0.79	$0.71	$0.82	$0.86
Net income per common share – Diluted	$0.79	$0.76	$0.68	$0.70	$0.71
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin (2)	3.46%	3.62%	3.61%	3.53%	3.57%
Non-interest income to average assets	1.20%	1.19%	1.03%	1.03%	1.24%
Non-interest expense to average assets	2.87%	2.93%	2.96%	2.82%	2.89%
Net overhead ratio (2) (3)	1.67%	1.74%	1.93%	1.79%	1.65%
Efficiency ratio - FTE (2) (4)	65.76%	65.36%	69.02%	65.95%	64.60%
Return on average assets	0.83%	0.84%	0.78%	0.78%	0.81%
Return on average common equity	8.09%	8.03%	7.43%	7.56%	7.85%
Return on average tangible common equity	10.59%	10.43%	9.71%	9.92%	10.27%
Average total assets	$19,127,346	$18,302,942	$17,980,943	$17,835,999	$17,489,571
Average total shareholders’ equity	2,020,903	1,971,656	1,923,649	1,895,498	1,853,122
Average loans to average deposits ratio	90.1%	90.4%	89.4%	88.9%	91.3%
Average loans to average deposits ratio (including covered loans)	91.8	92.3	91.6	91.6	94.3
Common Share Data at end of period:
Market price per common share	$44.67	$46.00	$48.66	$46.12	$41.07
Book value per common share (2)	$40.74	$40.21	$39.21	$38.47	$38.09
Tangible common book value per share (2)	$31.60	$31.64	$30.74	$29.93	$29.89
Common shares outstanding	46,691,047	46,552,905	46,258,960	46,116,583	39,731,043
Other Data at end of period:(8)
Leverage Ratio(5)	10.0%	10.5%	10.4%	10.5%	10.5%
Tier 1 Capital to risk-weighted assets (5)	11.5%	11.7%	12.0%	12.2%	12.3%
Total capital to risk-weighted assets (5)	12.9%	13.2%	12.6%	12.9%	13.1%
Tangible common equity ratio (TCE) (2) (7)	7.9%	8.0%	8.0%	7.8%	7.9%
Tangible common equity ratio, assuming full conversion of preferred stock (2) (7)	8.6%	8.7%	8.7%	8.5%	8.7%
Allowance for credit losses (6)	$91,841	$93,137	$93,012	$97,641	$108,455
Non-performing loans	81,070	88,650	90,124	103,334	123,261
Allowance for credit losses to total loans (6)	0.65%	0.68%	0.71%	0.76%	0.86%
Non-performing loans to total loans	0.58%	0.64%	0.69%	0.80%	0.98%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	139	127	126	124	119

(1)	Net revenue includes net interest income and non-interest income

(2)	See “Supplemental Financial Measures/Ratios” for additional information on this performance measure/ratio.

(3)
The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s total average assets. A lower ratio indicates a higher degree of efficiency.

(4)	The efficiency ratio is calculated by dividing total non-interest expense by tax-equivalent net revenue (less securities gains or losses). A lower ratio indicates more efficient revenue generation.

(5)	Capital ratios for current quarter-end are estimated.

(6)	The allowance for credit losses includes both the allowance for loan losses and the allowance for unfunded lending-related commitments, but excluding the allowance for covered loan losses.

(7)	Total shareholders’ equity minus preferred stock and total intangible assets divided by total assets minus total intangible assets

(8)	Asset quality ratios exclude covered loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Condition - 5 Quarter Trends

	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2014	2014	2014	2013	2013
Assets
Cash and due from banks	$260,694	$349,013	$330,262	$253,408	$322,866
Federal funds sold and securities purchased under resale agreements	26,722	7,965	12,476	10,456	7,771
Interest bearing deposits with banks	620,370	506,871	540,964	495,574	681,834
Available-for-sale securities, at fair value	1,782,648	1,824,240	1,949,697	2,176,290	1,781,883
Trading account securities	6,015	2,234	1,068	497	259
Federal Home Loan Bank and Federal Reserve Bank stock	80,951	84,531	78,524	79,261	76,755
Brokerage customer receivables	26,624	28,199	26,884	30,953	29,253
Mortgage loans held-for-sale	363,303	363,627	215,231	334,327	334,345
Loans, net of unearned income, excluding covered loans	14,052,059	13,749,996	13,133,160	12,896,602	12,581,039
Covered loans	254,605	275,154	312,478	346,431	415,988
Total loans	14,306,664	14,025,150	13,445,638	13,243,033	12,997,027
Less: Allowance for loan losses	91,019	92,253	92,275	96,922	107,188
Less: Allowance for covered loan losses	2,655	1,667	3,447	10,092	12,924
Net loans	14,212,990	13,931,230	13,349,916	13,136,019	12,876,915
Premises and equipment, net	555,241	535,281	531,763	531,947	517,942
FDIC indemnification asset	27,359	46,115	60,298	85,672	100,313
Accrued interest receivable and other assets	494,213	525,394	549,705	569,619	576,121
Trade date securities receivable	285,627	292,366	182,600	—	—
Goodwill	406,604	381,721	373,725	374,547	357,309
Other intangible assets	19,984	16,894	18,050	19,213	18,982
Total assets	$19,169,345	$18,895,681	$18,221,163	$18,097,783	$17,682,548
Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$3,253,477	$3,072,430	$2,773,922	$2,721,771	$2,622,518
Interest bearing	12,811,769	12,483,946	12,355,123	11,947,018	12,024,928
Total deposits	16,065,246	15,556,376	15,129,045	14,668,789	14,647,446
Federal Home Loan Bank advances	347,500	580,582	387,672	417,762	387,852
Other borrowings	51,483	43,716	231,086	255,104	248,416
Subordinated notes	140,000	140,000	—	—	10,000
Junior subordinated debentures	249,493	249,493	249,493	249,493	249,493
Trade date securities payable	—	—	—	303,088	—
Accrued interest payable and other liabilities	287,115	327,279	283,724	302,958	265,775
Total liabilities	17,140,837	16,897,446	16,281,020	16,197,194	15,808,982
Shareholders’ Equity:
Preferred stock	126,467	126,467	126,477	126,477	126,500
Common stock	46,766	46,627	46,332	46,181	39,992
Surplus	1,129,975	1,125,551	1,122,233	1,117,032	1,118,550
Treasury stock	(3,519)	(3,449)	(3,380)	(3,000)	(8,290)
Retained earnings	771,519	737,542	705,234	676,935	643,228
Accumulated other comprehensive loss	(42,700)	(34,503)	(56,753)	(63,036)	(46,414)
Total shareholders’ equity	2,028,508	1,998,235	1,940,143	1,900,589	1,873,566
Total liabilities and shareholders’ equity	$19,169,345	$18,895,681	$18,221,163	$18,097,783	$17,682,548

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Consolidated Statements of Income (Unaudited) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2014	2014	2014	2013	2013
Interest income
Interest and fees on loans	$156,534	$151,984	$147,030	$149,528	$150,810
Interest bearing deposits with banks	409	319	249	435	229
Federal funds sold and securities purchased under resale agreements	12	6	4	4	4
Available-for-sale securities	12,767	13,309	13,114	9,690	9,224
Trading account securities	20	5	9	(2)	14
Federal Home Loan Bank and Federal Reserve Bank stock	733	727	711	709	687
Brokerage customer receivables	201	200	209	218	200
Total interest income	170,676	166,550	161,326	160,582	161,168
Interest expense
Interest on deposits	12,298	11,759	11,923	12,488	12,524
Interest on Federal Home Loan Bank advances	2,641	2,705	2,643	2,700	2,729
Interest on other borrowings	200	510	750	1,145	910
Interest on subordinated notes	1,776	354	—	16	40
Interest on junior subordinated debentures	2,091	2,042	2,004	1,925	3,183
Total interest expense	19,006	17,370	17,320	18,274	19,386
Net interest income	151,670	149,180	144,006	142,308	141,782
Provision for credit losses	5,864	6,660	1,880	3,850	11,114
Net interest income after provision for credit losses	145,806	142,520	142,126	138,458	130,668
Non-interest income
Wealth management	17,659	18,222	16,813	16,265	16,057
Mortgage banking	26,691	23,804	16,428	19,296	25,682
Service charges on deposit accounts	6,084	5,688	5,346	5,230	5,308
(Losses) gains on available-for-sale securities, net	(153)	(336)	(33)	(3,328)	75
Fees from covered call options	2,107	1,244	1,542	1,856	285
Trading gains (losses), net	293	(743)	(652)	(278)	(1,655)
Other	5,271	6,223	6,085	7,320	8,910
Total non-interest income	57,952	54,102	45,529	46,361	54,662
Non-interest expense
Salaries and employee benefits	85,976	81,963	79,934	74,049	78,007
Equipment	7,570	7,223	7,403	7,260	6,593
Occupancy, net	10,446	9,850	10,993	9,994	9,079
Data processing	4,765	4,543	4,715	4,831	4,884
Advertising and marketing	3,528	3,558	2,816	3,517	2,772
Professional fees	4,035	4,046	3,454	4,132	3,378
Amortization of other intangible assets	1,202	1,156	1,163	1,189	1,154
FDIC insurance	3,211	3,196	2,951	3,036	3,245
OREO expense, net	581	2,490	3,976	2,671	2,499
Other	17,186	15,566	13,910	16,318	15,637
Total non-interest expense	138,500	133,591	131,315	126,997	127,248
Income before taxes	65,258	63,031	56,340	57,822	58,082
Income tax expense	25,034	24,490	21,840	22,534	22,519
Net income	$40,224	$38,541	$34,500	$35,288	$35,563
Preferred stock dividends and discount accretion	1,581	1,581	1,581	1,581	1,581
Net income applicable to common shares	$38,643	$36,960	$32,919	$33,707	$33,982
Net income per common share - Basic	$0.83	$0.79	$0.71	$0.82	$0.86
Net income per common share - Diluted	$0.79	$0.76	$0.68	$0.70	$0.71
Cash dividends declared per common share	$0.10	$0.10	$0.10	$—	$0.09
Weighted average common shares outstanding	46,639	46,520	46,195	40,954	39,331
Dilutive potential common shares	4,241	4,402	4,509	9,598	10,823
Average common shares and dilutive common shares	50,880	50,922	50,704	50,552	50,154

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Loan Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013
Balance:
Commercial	$3,689,671	$3,640,430	$3,439,197	$3,253,687	$3,109,121
Commercial real estate	4,510,375	4,353,472	4,262,255	4,230,035	4,146,110
Home equity	720,058	713,642	707,748	719,137	736,620
Residential real-estate	470,319	451,905	426,769	434,992	397,707
Premium finance receivables - commercial	2,377,892	2,378,529	2,208,361	2,167,565	2,150,481
Premium finance receivables - life insurance	2,134,405	2,051,645	1,929,334	1,923,698	1,869,739
Consumer and other (1)	149,339	160,373	159,496	167,488	171,261
Total loans, net of unearned income, excluding covered loans	$14,052,059	$13,749,996	$13,133,160	$12,896,602	$12,581,039
Covered loans	254,605	275,154	312,478	346,431	415,988
Total loans, net of unearned income	$14,306,664	$14,025,150	$13,445,638	$13,243,033	$12,997,027
Mix:
Commercial	26%	26%	26%	25%	24%
Commercial real estate	31	31	32	32	32
Home equity	5	5	5	5	6
Residential real-estate	3	3	3	3	3
Premium finance receivables - commercial	17	17	17	16	16
Premium finance receivables - life insurance	15	15	14	15	14
Consumer and other (1)	1	1	1	1	2
Total loans, net of unearned income, excluding covered loans	98%	98%	98%	97%	97%
Covered loans	2	2	2	3	3
Total loans, net of unearned income	100%	100%	100%	100%	100%

(1)	Includes autos, boats, snowmobiles and other indirect consumer loans.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Period End Deposits Balances - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013
Balance:
Non-interest bearing	$3,253,477	$3,072,430	$2,773,922	$2,721,771	$2,622,518
NOW and interest bearing demand deposits	2,086,099	2,002,868	1,983,251	1,953,882	1,922,906
Wealth Management deposits (1)	1,212,317	1,220,102	1,289,134	1,013,850	1,099,509
Money Market	3,744,682	3,591,540	3,454,271	3,359,999	3,423,413
Savings	1,465,250	1,427,222	1,443,943	1,392,575	1,318,147
Time certificates of deposit	4,303,421	4,242,214	4,184,524	4,226,712	4,260,953
Total deposits	$16,065,246	$15,556,376	$15,129,045	$14,668,789	$14,647,446
Mix:
Non-interest bearing	20%	20%	18%	19%	18%
NOW and interest bearing demand deposits	13	13	13	13	13
Wealth Management deposits (1)	8	8	8	7	8
Money Market	23	23	23	23	23
Savings	9	9	10	9	9
Time certificates of deposit	27	27	28	29	29
Total deposits	100%	100%	100%	100%	100%

(1)
Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wayne Hummer Investments, trust and asset management customers of The Chicago Trust Company and brokerage customers from unaffiliated companies which have been placed into deposit accounts of the Banks.

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income) - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013
Net interest income	$152,498	$149,952	$144,696	$142,880	$142,391
Call option income	2,107	1,244	1,542	1,856	285
Net interest income including call option income	$154,605	$151,196	$146,238	$144,736	$142,676
Yield on earning assets	3.90%	4.03%	4.04%	3.98%	4.05%
Rate on interest-bearing liabilities	0.56	0.53	0.54	0.56	0.60
Rate spread	3.34%	3.50%	3.50%	3.42%	3.45%
Net free funds contribution	0.12	0.12	0.11	0.11	0.12
Net interest margin	3.46	3.62	3.61	3.53	3.57
Call option income	0.05	0.03	0.04	0.05	0.01
Net interest margin including call option income	3.51%	3.65%	3.65%	3.58%	3.58%
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin (Including Call Option Income - YTD Trends)

	Nine Months Ended, September 30,	Years Ended December 31,
(Dollars in thousands)	2014	2013	2012	2011	2010
Net interest income	$447,145	$552,887	$521,463	$463,071	$417,564
Call option income	4,893	4,773	10,476	13,570	2,235
Net interest income including call option income	$452,038	$557,660	$531,939	$476,641	$419,799
Yield on earning assets	3.99%	4.01%	4.21%	4.49%	4.80%
Rate on interest-bearing liabilities	0.54	0.62	0.86	1.23	1.61
Rate spread	3.45%	3.39%	3.35%	3.26%	3.19%
Net free funds contribution	0.11	0.11	0.14	0.16	0.18
Net interest margin	3.56	3.50	3.49	3.42	3.37
Call option income	0.04	0.03	0.07	0.10	0.02
Net interest margin including call option income	3.60%	3.53%	3.56%	3.52%	3.39%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Quarterly Average Balances - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2014	2014	2014	2013	2013
Liquidity management assets	$2,814,720	$2,607,980	$2,646,720	$2,613,876	$2,262,839
Other earning assets	28,702	27,463	28,925	28,746	27,426
Loans, net of unearned income	14,359,467	13,710,535	13,278,122	13,043,666	13,113,138
Covered loans	262,310	292,553	325,885	388,148	435,961
Total earning assets	$17,465,199	$16,638,531	$16,279,652	$16,074,436	$15,839,364
Allowance for loan and covered loan losses	(96,463)	(98,255)	(110,304)	(122,060)	(126,164)
Cash and due from banks	237,402	232,716	223,324	237,138	209,539
Other assets	1,521,208	1,529,950	1,588,271	1,646,485	1,566,832
Total assets	$19,127,346	$18,302,942	$17,980,943	$17,835,999	$17,489,571
Interest-bearing deposits	$12,695,780	$12,284,444	$12,121,185	$11,945,314	$11,817,636
Federal Home Loan Bank advances	380,083	446,778	388,975	389,583	454,563
Other borrowings	54,653	148,135	244,950	251,168	256,318
Subordinated notes	140,000	27,692	—	4,022	10,000
Junior subordinated notes	249,493	249,493	249,493	249,493	249,493
Total interest-bearing liabilities	$13,520,009	$13,156,542	$13,004,603	$12,839,580	$12,788,010
Non-interest bearing deposits	3,233,937	2,880,501	2,726,872	2,723,360	2,552,182
Other liabilities	352,497	294,243	325,819	377,561	296,257
Equity	2,020,903	1,971,656	1,923,649	1,895,498	1,853,122
Total liabilities and shareholders’ equity	$19,127,346	$18,302,942	$17,980,943	$17,835,999	$17,489,571
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Net Interest Margin - 5 Quarter Trends

	Three Months Ended
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013
Yield earned on:
Liquidity management assets	2.03%	2.28%	2.23%	1.70%	1.84%
Other earning assets	3.21	3.02	3.12	2.95	3.19
Loans, net of unearned income	4.19	4.25	4.29	4.32	4.30
Covered loans	8.03	9.73	8.64	7.85	8.16
Total earning assets	3.90%	4.03%	4.04%	3.98%	4.05%
Rate paid on:
Interest-bearing deposits	0.38%	0.38%	0.40%	0.41%	0.42%
Federal Home Loan Bank advances	2.76	2.43	2.76	2.75	2.38
Other borrowings	1.45	1.38	1.24	1.81	1.41
Subordinated notes	5.07	5.06	—	1.56	1.57
Junior subordinated notes	3.28	3.24	3.21	3.02	4.99
Total interest-bearing liabilities	0.56%	0.53%	0.54%	0.56%	0.60%
Interest rate spread	3.34%	3.50%	3.50%	3.42%	3.45%
Net free funds/contribution	0.12	0.12	0.11	0.11	0.12
Net interest income/Net interest margin	3.46%	3.62%	3.61%	3.53%	3.57%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Income - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2014	2014	2014	2013	2013
Brokerage	$7,185	$8,270	$7,091	$7,200	$7,388
Trust and asset management	10,474	9,952	9,722	9,065	8,669
Total wealth management	17,659	18,222	16,813	16,265	16,057
Mortgage banking	26,691	23,804	16,428	19,296	25,682
Service charges on deposit accounts	6,084	5,688	5,346	5,230	5,308
(Losses) gains on available-for-sale securities, net	(153)	(336)	(33)	(3,328)	75
Fees from covered call options	2,107	1,244	1,542	1,856	285
Trading gains (losses), net	293	(743)	(652)	(278)	(1,655)
Other:
Interest rate swap fees	1,207	1,192	951	1,537	2,183
Bank Owned Life Insurance	652	675	712	1,074	625
Administrative services	990	938	859	878	943
Miscellaneous	2,422	3,418	3,563	3,831	5,159
Total other income	5,271	6,223	6,085	7,320	8,910
Total Non-Interest Income	$57,952	$54,102	$45,529	$46,361	$54,662
WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Interest Expense - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2014	2014	2014	2013	2013
Salaries and employee benefits:
Salaries	$45,471	$43,349	$43,736	$43,832	$42,789
Commissions and incentive compensation	27,885	25,398	21,534	18,009	23,409
Benefits	12,620	13,216	14,664	12,208	11,809
Total salaries and employee benefits	85,976	81,963	79,934	74,049	78,007
Equipment	7,570	7,223	7,403	7,260	6,593
Occupancy, net	10,446	9,850	10,993	9,994	9,079
Data processing	4,765	4,543	4,715	4,831	4,884
Advertising and marketing	3,528	3,558	2,816	3,517	2,772
Professional fees	4,035	4,046	3,454	4,132	3,378
Amortization of other intangible assets	1,202	1,156	1,163	1,189	1,154
FDIC insurance	3,211	3,196	2,951	3,036	3,245
OREO expense, net	581	2,490	3,976	2,671	2,499
Other:
Commissions - 3rd party brokers	1,621	1,633	1,657	1,439	1,277
Postage	1,427	1,465	1,429	1,622	1,255
Stationery and supplies	899	894	892	1,157	1,009
Miscellaneous	13,239	11,574	9,932	12,100	12,096
Total other expense	17,186	15,566	13,910	16,318	15,637
Total Non-Interest Expense	$138,500	$133,591	$131,315	$126,997	$127,248

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Allowance for Credit Losses, excluding covered loans - 5 Quarter Trends

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013
Allowance for loan losses at beginning of period	$92,253	$92,275	$96,922	$107,188	$106,842
Provision for credit losses	6,028	6,813	3,304	3,904	11,580
Other adjustments	(335)	(105)	(148)	(195)	(205)
Reclassification (to) from allowance for unfunded lending-related commitments	62	(146)	(18)	504	284
Charge-offs:
Commercial	832	2,384	648	5,209	3,281
Commercial real estate	4,510	2,351	4,493	7,517	6,982
Home equity	748	730	2,267	1,468	711
Residential real estate	205	689	226	385	328
Premium finance receivables - commercial	1,557	1,492	1,210	1,395	1,294
Premium finance receivables - life insurance	—	—	—	14	3
Consumer and other	250	213	173	637	216
Total charge-offs	8,102	7,859	9,017	16,625	12,815
Recoveries:
Commercial	296	270	317	336	756
Commercial real estate	275	342	145	1,302	272
Home equity	99	122	257	56	43
Residential real estate	111	74	131	202	64
Premium finance receivables - commercial	289	312	319	230	314
Premium finance receivables - life insurance	1	2	2	2	2
Consumer and other	42	153	61	18	51
Total recoveries	1,113	1,275	1,232	2,146	1,502
Net charge-offs	(6,989)	(6,584)	(7,785)	(14,479)	(11,313)
Allowance for loan losses at period end	$91,019	$92,253	$92,275	$96,922	$107,188
Allowance for unfunded lending-related commitments at period end	822	884	737	719	1,267
Allowance for credit losses at period end	$91,841	$93,137	$93,012	$97,641	$108,455
Annualized net charge-offs by category as a percentage of its own respective category’s average:
Commercial	0.06%	0.24%	0.04%	0.61%	0.32%
Commercial real estate	0.38	0.19	0.41	0.59	0.65
Home equity	0.36	0.34	1.14	0.77	0.36
Residential real estate	0.05	0.35	0.06	0.10	0.12
Premium finance receivables - commercial	0.20	0.20	0.16	0.21	0.17
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	0.49	0.14	0.26	1.33	0.35
Total loans, net of unearned income, excluding covered loans	0.19%	0.19%	0.24%	0.44%	0.34%
Net charge-offs as a percentage of the provision for credit losses	115.95%	96.62%	235.65%	370.90%	97.69%
Loans at period-end	$14,052,059	$13,749,996	$13,133,160	$12,896,602	$12,581,039
Allowance for loan losses as a percentage of loans at period end	0.65%	0.67%	0.70%	0.75%	0.85%
Allowance for credit losses as a percentage of loans at period end	0.65%	0.68%	0.71%	0.76%	0.86%

WINTRUST FINANCIAL CORPORATION - SUPPLEMENTAL FINANCIAL INFORMATION
Non-Performing Assets, excluding covered assets - 5 Quarter Trends

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2014	2014	2014	2013	2013
Loans past due greater than 90 days and still accruing(1):
Commercial	$—	$—	$387	$—	$190
Commercial real-estate	—	309	—	230	3,389
Home equity	—	—	—	—	—
Residential real-estate	—	—	—	—	—
Premium finance receivables - commercial	7,115	10,275	6,808	8,842	11,751
Premium finance receivables - life insurance	—	649	—	—	592
Consumer and other	175	73	57	105	100
Total loans past due greater than 90 days and still accruing	7,290	11,306	7,252	9,177	16,022
Non-accrual loans(2):
Commercial	10,455	6,511	11,782	10,780	17,647
Commercial real-estate	27,363	36,321	33,733	46,658	52,723
Home equity	5,696	5,804	7,311	10,071	10,926
Residential real-estate	15,730	15,294	14,385	14,974	14,126
Premium finance receivables - commercial	14,110	12,298	14,517	10,537	10,132
Premium finance receivables - life insurance	—	—	—	—	14
Consumer and other	426	1,116	1,144	1,137	1,671
Total non-accrual loans	73,780	77,344	82,872	94,157	107,239
Total non-performing loans:
Commercial	10,455	6,511	12,169	10,780	17,837
Commercial real-estate	27,363	36,630	33,733	46,888	56,112
Home equity	5,696	5,804	7,311	10,071	10,926
Residential real-estate	15,730	15,294	14,385	14,974	14,126
Premium finance receivables - commercial	21,225	22,573	21,325	19,379	21,883
Premium finance receivables - life insurance	—	649	—	—	606
Consumer and other	601	1,189	1,201	1,242	1,771
Total non-performing loans	$81,070	$88,650	$90,124	$103,334	$123,261
Other real estate owned	41,506	51,673	47,656	43,398	45,947
Other real estate owned - from acquisitions	8,871	7,915	6,475	7,056	9,303
Other repossessed assets	292	311	426	542	446
Total non-performing assets	$131,739	$148,549	$144,681	$154,330	$178,957
TDRs performing under the contractual terms of the loan agreement	69,868	72,199	74,622	78,610	79,205
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.28%	0.18%	0.35%	0.33%	0.57%
Commercial real-estate	0.61	0.84	0.79	1.11	1.35
Home equity	0.79	0.81	1.03	1.40	1.48
Residential real-estate	3.34	3.38	3.37	3.44	3.55
Premium finance receivables - commercial	0.89	0.95	0.97	0.89	1.02
Premium finance receivables - life insurance	—	0.03	—	—	0.03
Consumer and other	0.40	0.74	0.75	0.74	1.03
Total loans, net of unearned income	0.58%	0.64%	0.69%	0.80%	0.98%
Total non-performing assets as a percentage of total assets	0.69%	0.79%	0.79%	0.85%	1.01%
Allowance for loan losses as a percentage of total non-performing loans	112.27%	104.06%	102.39%	93.80%	86.96%

(1) As of the dates shown, no TDRs were past due greater than 90 days and still accruing interest.
(2) Non-accrual loans included TDRs totaling $13.5 million, $15.9 million, $17.9 million, $28.5 million and $35.8 million as of September 30, 2014, June 30, 2014, March 31, 2014, December 31, 2013 and September 30, 2013, respectively.